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                                                                 EXHIBIT 10.2





                            VENTURE HOLDINGS TRUST



                        CERTAIN BORROWING SUBSIDIARIES



                    AMENDED AND RESTATED CREDIT AGREEMENT


                           DATED AS OF JULY 9, 1997



                          THE LENDERS PARTY HERETO,



                              NBD BANK, AS AGENT



                   BHF-BANK AKTIENGESELLSCHAFT, AS CO-AGENT



                     THE BANK OF NOVA SCOTIA, AS CO-AGENT



                  THE HUNTINGTON NATIONAL BANK, AS CO-AGENT



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TABLE OF CONTENTS



ARTICLE I DEFINITIONS                                                        1

ARTICLE II   THE CREDITS                                                    19
     2.1     Revolving Credit Commitment of the Lenders                     20
     2.2     Facility Letters of Credit                                     21
     2.3     Ratable Loans                                                  26
     2.4     Types of Advances                                              26
     2.5     Revolving Credit Commitment Fees, Reductions in Aggregate
             Revolving Credit Commitment                                    26
     2.6     Minimum Amount of Each Advance                                 27
     2.7     Principal Payment                                              27
     2.8     Method of Selecting Types and Eurodollar Interest Periods
              for New Advances                                              27
     2.9     Conversion and Continuation of Outstanding Advances            27
     2.10    Changes in Interest Rate, etc.                                 28
     2.11    Rates Applicable After Default                                 28
     2.12    Method of Payment                                              29
     2.13    Notes Recordation; Telephonic Notices                          29
     2.14    Interest Payment Dates; Interest and Fee Basis                 29
     2.15    Notification of Advances, Interest Rates, Prepayments and
             Revolving Credit Commitment Reductions                         30
     2.16    Lending Installations                                          30
     2.17    Non-Receipt of Funds by the Agent                              30
     2.18    Mandatory Prepayment in the Event of a Change in Control       30
     2.19    Obligations Joint and Several                                  31
     2.20    Contribution Among Borrowers and Guarantors                    32
     2.21    Financial Condition of Borrowers                               32
     2.22    Collateral Security; Further Assistance                        32
     2.23    Liability of Grantor, Beneficiary or Trustee                   33
     2.24    Application of Payments with Respect to Defaulting Lenders     33

ARTICLE III  CHANGE IN CIRCUMSTANCES                                        34
     3.1     Yield Protection                                               34
     3.2     Changes in Capital Adequacy Regulations                        35
     3.3     Availability of Types of Advances                              35
     3.4     Funding Indemnification                                        35
     3.5     Alternative Lending Installation; Lender Statements;
              Survival of Indemnity                                         35



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ARTICLE IV   CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION                36
     4.1     Effectiveness of Amendments                                    36
     4.2     Each Advance                                                   39
     4.3     Withholding Tax Exemption                                      39

ARTICLE V    REPRESENTATIONS AND WARRANTIES                                 40
     5.1     Corporate Existence and Standing                               40
     5.2     Authorization and Validity                                     40
     5.3     No Conflict; Government Consent                                40
     5.4     Financial Statements                                           40
     5.5     Material Adverse Change                                        41
     5.6     Taxes                                                          41
     5.7     Litigation and Contingent Obligations                          41
     5.8     Subsidiaries                                                   41
     5.9     ERISA                                                          41
     5.10    Accuracy of Information                                        41
     5.11    Regulation U                                                   42
     5.12    Material Agreements                                            42
     5.13    Compliance with Laws                                           42
     5.14    Ownership of Properties                                        42
     5.15    Plan Assets; Prohibited Transactions                           42
     5.16    Environmental Matters                                          42
     5.17    Investment Company Act                                         42
     5.18    Public Utility Holding Company Act                             42
     5.19    Subordinated Indebtedness                                      43
     5.20    Post-Retirement Benefits                                       43
     5.21    Insurance                                                      43
     5.22    Solvency                                                       43
     5.23    Labor Controversies                                            44
     5.24    No Adverse Development                                         44
     5.25    Burdensome Obligations                                         44
     5.26    Payment of Wages                                               44
     5.27    Intellectual Property                                          44
     5.28    Other Representations                                          45

ARTICLE VI   COVENANTS                                                      45
     6.1     Financial Reporting                                            47
     6.2     Use of Proceeds                                                47
     6.3     Notice of Default                                              47
     6.4     Conduct of Business                                            47
     6.5     Taxes                                                          47
     6.6     Insurance                                                      48
     6.7     Compliance with Laws                                           48



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     6.8     Maintenance of Properties                                      48
     6.9     Inspection                                                     48
     6.10    Dividends                                                      48
     6.11    Indebtedness                                                   49
     6.12    Merger                                                         49
     6.13    Sale of Assets                                                 50
     6.14    Investment and Acquisitions                                    51
     6.15    Liens                                                          52
     6.16    Affiliates                                                     53
     6.17    Modification and Prepayment of Indebtedness                    53
     6.18    Sale of Accounts                                               53
     6.19    Contingent Obligations and Guarantees                          53
     6.20    Financial Contracts                                            54
     6.21    Limitation on Dividends and Other Payment Restrictions
             Affecting Subsidiaries                                         54
     6.22    Additional Covenants re Indebtedness                           54
     6.23    Nature of Business                                             55
     6.24    Permitted Payments                                             55
     6.25    Consolidated Net Worth                                         55
     6.26    Interest Coverage Ratio                                        55
     6.27    Fixed Charge Coverage Ratio                                    56
     6.28    Leverage Ratio                                                 56

ARTICLE VII        DEFAULTS                                                 56

ARTICLE VIII       ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES           59

     8.1     Acceleration                                                   59
     8.2     Amendments                                                     60
     8.3     Preservation of Rights                                         61

ARTICLE IX   GENERAL PROVISIONS                                             61
     9.1     Survival of Representations                                    61
     9.2     Governmental Regulation                                        61
     9.3     Taxes                                                          61
     9.4     Headings                                                       62
     9.5     Entire Agreement                                               62
     9.6     Several Obligations; Benefits of this Agreement                62
     9.7     Expenses; Indemnification                                      62
     9.8     Number of Documents                                            63
     9.9     Accounting                                                     63
     9.10    Severability of Provisions                                     63
     9.11    Nonliability of Lenders                                        63



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     9.12    Nonreliance                                                    64
     9.13    Confidentiality                                                64
     9.14    Limitation of Liabilities                                      64

















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ARTICLE X      THE AGENT                                                     65
     10.1      Appointment; Nature of Relationship                           65
     10.2      Powers                                                        65
     10.3      General Immunity                                              65
     10.4      No Responsibility for Loans, Recitals, etc.                   65
     10.5      Action on Instructions of Lenders                             66
     10.6      Employment of Agents and Counsel                              66
     10.7      Reliance on Documents; Counsel                                66
     10.8      Agent's Reimbursement and Indemnification                     66
     10.9      Notice of Default                                             67
     10.10     Rights as Lender                                              67
     10.11     Lender Credit Decision                                        67
     10.12     Successor Agent                                               67
     10.13     Agent's Fee                                                   68
     10.14     Collateral Management                                         68
     10.15     Right to Indemnity                                            68
     10.16     Co-Agents                                                     68

ARTICLE XI     SETOFF; RATABLE PAYMENTS                                      69
     11.1      Setoff                                                        69
     11.2      Ratable Payments                                              69

ARTICLE XII            BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATION      69
     12.1      Successors and Assigns                                        69
     12.2      Participations                                                70
     12.3      Assignments                                                   70
     12.4      Dissemination of Information                                  71
     12.5      Tax Treatment                                                 71

ARTICLE XIII           NOTICES                                               72
     13.1      Notices                                                       72
     13.2      Change of Address                                             72

ARTICLE XIV            CHOICE OF LAW, CONSENT TO JURISDICTION,
                WAIVER  OF JURY TRIAL                                        72
     14.1      Choice of Law                                                 72
     14.2      Consent to Jurisdiction                                       72
     14.3      Waiver of Jury Trial                                          73

ARTICLE XV             THE AMENDMENT AND RESTATEMENT                         73
     15.1      Relationship of this Agreement to the 1996 Credit Agreement   73
     15.2      Execution by Guarantors                                       73



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     15.3      References                                                    74

ARTICLE XVI            COUNTERPARTS                                          74




EXHIBITS
--------

EXHIBIT A   BORROWING BASE CERTIFICATE
EXHIBIT B   GUARANTY
EXHIBITS C-1 AND C-2 PLEDGE AGREEMENTS
EXHIBIT D   REVOLVING CREDIT NOTE
EXHIBIT E   SECURITY AGREEMENTS
EXHIBIT F   LEGAL OPINIONS
EXHIBIT G   TRANSFER AND FUNDING INSTRUCTIONS
EXHIBIT H   COMPLIANCE CERTIFICATE
EXHIBIT I   ASSIGNMENT AGREEMENT
EXHIBIT J   NOTICE OF ASSIGNMENT



SCHEDULES
---------

SCHEDULE 1.1-A          PRICING GRID
SCHEDULE 5.6            TAXES
SCHEDULE 5.7            LITIGATION
SCHEDULE 5.8            SUBSIDIARIES
SCHEDULE 5.14           OWNERSHIP OF PROPERTIES EXCEPTIONS
SCHEDULE 5.19           SUPPLEMENTAL INDENTURES
SCHEDULE 5.26           PAYMENT OF WAGES
SCHEDULE 5.27           INTELLECTUAL PROPERTY
SCHEDULE 6.11           PERMITTED INDEBTEDNESS
SCHEDULE 6.14           PERMITTED INVESTMENTS
SCHEDULE 6.15           PERMITTED LIENS
SCHEDULE 6.19           CONTINGENT OBLIGATIONS
SCHEDULE 6.21           SUBSIDIARY DIVIDEND RESTRICTIONS
SCHEDULE 6.22           ADDITIONAL COVENANT EXCLUSION



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     AMENDED AND RESTATED CREDIT AGREEMENT


     This Agreement, dated as of July 9, 1997, is among the Trust, the Borrowing Subsidiaries, the Lenders, the Co-Agents and NBD Bank, as Agent. The parties hereto agree that the 1996 Credit Agreement (as defined herein) is hereby amended and restated to read in its entirety as set forth in this Agreement.

ARTICLE I

     DEFINITIONS

     As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Trust or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Advance" means an advance hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans or Facility Letters of Credit made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to any Borrower of the same Type and, in the case of Eurodollar Advances, for the same Eurodollar Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means NBD Bank in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders, not to exceed $200,000,000, as reduced from time to time pursuant to the terms hereof.


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     "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Sections 5.4 and subject to Section 9.9.

     "Alternate Prime Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Margin" is defined on Schedule 1.1-A.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means Larry J. Winget and, subject to the revocation by either Larry J. Winget or the Special Advisor of the Trust, Michael G. Torakis or James E. Butler, or any other person designated in writing by the Special Advisor of the Trust, Larry J. Winget or Michael G. Torakis, or, with respect to any Borrowing Notice or Conversion/Continuation Notice, the controller or assistant controller of any Borrower, in each case acting singly.

     "Beneficiary" means (i) any beneficiary of the Trust while it is a trust or (ii) any shareholder of a successor S corporation to the Trust after a Trust Contribution.

     "Borrowers" means, collectively, (i) the Trust and the Borrowing Subsidiaries and (ii) any future Subsidiary of the Trust which notifies the Agent of its irrevocable election to become a Borrower for all purposes under this Agreement, in which case, if such Subsidiary is a Guarantor, such Guarantor status shall terminate .

     "Borrowing Base" means, as of any date, the sum of (a) an amount equal to 85% of the amount of Eligible Accounts Receivable, plus (b) an amount equal to 50% of the amount of Eligible Inventory, plus (c) an amount equal to 50% of the amount of Eligible Unbilled Receivables.

     "Borrowing Base Certificate" for any date means an appropriately completed report as of such date and substantially in the form of Exhibit A hereto, certified as true and correct as of such date by an Authorized Officer of each Borrower.

     "Borrowing Date" means a date on which an Advance is made hereunder.



AMENDED AND RESTATED CREDIT AGREEMENT
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     "Borrowing Notice" is defined in Section 2.8.

     "Borrowing Subsidiaries" means Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company and any Subsidiary of the Trust which becomes a Borrower.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Detroit for the conduct of substantially all of their commercial lending activities.

     "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Trust and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

     "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) corporate stock or other equity participations or ownership interests or equity participations, including without limitation trust beneficiary interests.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Change in Control" means (a) the Trust shall cease to own, free and clear of all Liens or other encumbrances, 100% of the Capital Stock of each Borrowing Subsidiary and each Guarantor, either directly or through another Borrowing Subsidiary or Guarantor, (b) Larry J. Winget, his estate, and/or his wife, their children (and spouses) and grandchildren (and spouses), and/or a trust or a pass-through entity controlled by one or more of the foregoing, shall cease to own, free and clear of all Liens or other encumbrances, at least 51% of the beneficial interests of the Trust or shall cease to have the sole ability to direct the actions of the Trust; provided, however, that as a result of the death or disability of Larry J. Winget, the Successor Special Advisor Group, but no other Person,


AMENDED AND RESTATED CREDIT AGREEMENT
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may also be in control of the Trust, or (c) a Change in Control as defined in the Indenture under which the 1997 Senior Unsecured Notes are issued.

     "Change in Control Notice" is defined in Section 2.18.

     "Co-Agents" means BHF-Bank Aktiengesellschaft, The Bank of Nova Scotia and The Huntington National Bank.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral" means all Property of the Borrowers and of the Guarantors.

     "Collateral Documents" means, collectively, the Security Agreements, the Mortgages, the Pledge Agreements and all other agreements granting a Lien in favor of the Agent for the benefit of the Lenders, as any of the foregoing may be amended or modified from time to time.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Condemnation" is defined in Section 7.8.

     "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "Consolidated Current Assets" means the consolidated current assets of the Trust and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Current Liabilities" means the consolidated current liabilities of the Trust and its Subsidiaries determined in accordance with Agreement Accounting Principles.

     "Consolidated Interest Expense" means, for any period, total interest and related expense owed to Persons other than the Borrowers and the Guarantors (including, without limitation or duplication, that portion of any Capitalized Lease Obligation attributable to interest expense in conformity with Agreement Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, agency fees and capitalized transaction costs allocated to interest expense) paid, payable or accrued


AMENDED AND RESTATED CREDIT AGREEMENT
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during such period, without duplication for any other period, with respect to all outstanding Indebtedness of the Trust and its Subsidiaries, all as determined for the Trust and its Subsidiaries on a consolidated basis for such period in accordance with Agreement Accounting Principles.

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Trust and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Agreement Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Trust) in which any Person other than the Trust or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Trust or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Trust or is merged into or consolidated with the Trust or any of its Subsidiaries or that Person's assets are acquired by the Trust or any of its Subsidiaries, (c) the proceeds of any insurance policy, other than business interruption insurance, (d) gains and losses from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Trust and its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (e) any extraordinary or non-recurring gains and losses, and related tax effects in accordance with Agreement Accounting Principles, (f) any other income not from the continuing operations of the Trust or its Subsidiaries, and related tax effects in accordance with Agreement Accounting Principles, (g) the income of any Subsidiary of the Trust to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and (h) Permitted Tax Distributions to the extent not already deducted.

     "Consolidated Net Worth" means the aggregate amount of trust equity (i.e., consolidated trust principal) and common shareholders' equity as determined from a consolidated balance sheet of the Trust and its Subsidiaries, prepared in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means, without duplication, any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

     "Conversion/Continuation Notice" is defined in Section 2.9.




AMENDED AND RESTATED CREDIT AGREEMENT
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     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Trust or any of its Subsidiaries, are treated as a single employer under Section 414(b) of the Code.

     "Default" means an event described in Article VII.

     "Defaulting Lender" means any Lender that (i) on any Borrowing Date fails to make available to the Agent such Lender's Loans required to be made to the Borrowers on such Borrowing Date, (ii) shall not have made a payment to the Agent required under Section 2.1(c) or (iii) shall not have made a payment to the Issuer pursuant to Section 2.2.5(b). Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Agent, the amount of such Defaulting Lender's Loans and/or to the Issuer, such payments requested by the Issuer together with all other amounts required to be paid to the Agent and/or the Issuer pursuant to this Agreement.

     "Disqualified Capital Stock" means (a) with respect to a person, except as to any Subsidiary of such person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Termination Date and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Trust), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Dollars" and "$" means the lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary which is organized under the laws of any State of the United States of America.

     "EBITDA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in determining such Consolidated Net Income on account of (a) Consolidated Interest Expense, (b) income taxes and the State of Michigan single business tax and, without duplication, Permitted Tax Distributions, and (c) depreciation expense and non-cash amortization expense, all as determined for the Trust and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "EBITDAR" means, for any period, EBITDA for such period plus all amounts deducted in determining such EBITDA on account of Rentals, all as determined for the trust and its subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.





AMENDED AND RESTATED CREDIT AGREEMENT
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     "Effective Date" means the date inserted by the Agent in the last paragraph of this Agreement.

     "Eligible Accounts Receivable" means, as of any date, those accounts receivable owned by any Borrower or any Guarantor which are payable in Dollars and in which such Borrower or such Guarantor has granted to the Agent, for the benefit of the Agent and the Lenders, an enforceable, first priority perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such accounts receivable in such Security Agreement are true and correct, valued at the face amount thereof less sales, excise or similar taxes outstanding and less returns, discounts, credits and allowances of any nature at any time claimed in writing or issued, owing or granted; but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of a Borrower or Guarantor, as the case may be, in the ordinary course of business, (b) that is outstanding more than 90 days after the earlier of the date of the related invoice or the date the related goods were shipped or services provided, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent under a Security Agreement), or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, (e) that is due from any Affiliate or Subsidiary of any Borrower or any Guarantor, (f) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) or Ontario, Canada, (g) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity or by any foreign government unless such Borrower or such Guarantor, as the case may be, fully complies with the Federal Assignment of Claims Act and executes all documents and agreements and causes all documents and agreements to be executed in connection therewith as requested by the Agent, (h) that is payable by any person as to which 50% or more of the aggregate amount of such accounts receivable payable by such person to any Borrower or any Guarantor, as the case may be, do not otherwise constitute Eligible Accounts Receivable due to clause
(b) of this definition, (i) that are payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or that is not generally paying its debts as they become due or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (j) which is evidenced by a promissory note or other instrument, (other than a purchase order or sales agreement or other similar document in the ordinary course of business), (k) which is deemed to be Eligible Unbilled Receivables, or (l) that for any other reason is at any time deemed by the Agent to be ineligible.




AMENDED AND RESTATED CREDIT AGREEMENT

     "Eligible Inventory" shall mean, as of any date, that inventory (including raw materials, work in process and finished goods) owned by any Borrower or any Guarantor and in which such Borrower or such Guarantor has granted to the Agent, for the benefit of the Lenders, an enforceable, first priority perfected security interest which is not void or voidable pursuant to a Security Agreement and all representations and warranties pertaining to such inventory in such Security Agreement are true and correct, but shall not include any such inventory (a) that does not constitute inventory readily salable or usable in the business of any Borrower or any Guarantor, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States) or Ontario, Canada, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent under the Security Agreements), including any sale on approval or sale or return transaction or any consignment, (d) that is not in the possession of any Borrower or any Guarantor, (e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rules or regulation, that could limit or impair the ability of the Agent to promptly exercise all rights of the Agent under the Security Agreements, (g) if such inventory is located on premises not owned by any Borrower or any Guarantor and the landlord or other owner of such premises has not waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Agent to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to Agent, (h) with respect to which any insurance proceeds are not payable to the Agent as a lender loss payee or are payable to any loss payee other than the Agent, (i) which is deemed to be Eligible Unbilled Receivables or (j) that for any other reason is at any time deemed by the Agent to be ineligible.

     "Eligible Unbilled Receivables" means, as of any date, those obligations owing to any Borrower or any Guarantor which would constitute an Eligible Account Receivable but for the fact that an invoice has not been sent by such Borrower or Guarantor, provided that each of the following conditions is satisfied for each such obligation: (a) such obligation is covered under a written work order or other agreement between such Borrower or such Guarantor and the Person owing such obligation, including price verification, which is binding and enforceable on such Person to pay such obligation and otherwise contains such terms satisfactory to the Agent, (b) has not been classified as an Eligible Unbilled Receivable for more than 180 days and (c) such obligation is not at any time otherwise deemed by the Agent to be ineligible.

     "Environmental Certificate" shall mean an appropriately completed environmental certificate, substantially in the form approved by the Agent, delivered by each of the Borrowers and Guarantors, certified as true and correct as of such date by an Authorized Officer of each Borrower and each Guarantor.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions,



AMENDED AND RESTATED CREDIT AGREEMENT
permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment,
(ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Equity Interest" of any person means any shares, interests, participations or other equivalents (however designated) in such person s equity (including any trust beneficiary interests), and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in dollars are offered to NBD by prime banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of NBD's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period.

     "Eurodollar Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrowers pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three, or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(b) one minus the Reserve Requirement (expressed as a




AMENDED AND RESTATED CREDIT AGREEMENT
decimal) applicable to such Eurodollar Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Facility Letter of Credit" means a Letter of Credit issued by the Issuer pursuant to Section 2.2.

     "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of the Borrowers with respect to the Facility Letters of Credit, including the sum of
(a) Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Detroit time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

     "Fixed Charges" shall mean, for any period, without duplication, the sum of the following amounts for such period (i) Consolidated Interest Expense,
(ii) Rentals, (iii) income taxes and the State of Michigan single business tax payable by the Trust or any of its Subsidiaries and, without duplication, the amount of Restricted Payments, and (iv) all scheduled principal payments paid or payable on Indebtedness, all calculated for the Trust and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles.

     "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) EBITDAR minus Capital Expenditures to (b) Fixed Charges, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Trust and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied, provided that for the fiscal quarter ended June 30, 1997, such amount shall be calculated for the ten




AMENDED AND RESTATED CREDIT AGREEMENT
consecutive months then ending. Any purchase of equipment paid for with the Net Cash Proceeds from the sale of any other equipment within 360 days of such sale shall not be considered a Capital Expenditure under this definition to the extent such Net Cash Proceeds were used for such payment.

     "Foreign Subsidiary" means each Subsidiary of the Trust other than a Domestic Subsidiary.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Prime Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Prime Rate changes.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Guarantor" means each present and future Subsidiary of the Trust (other than a Borrowing Subsidiary).

     "Guaranty" means, collectively, that certain Guaranty in the form of Exhibit B hereto, executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, and any other guaranty executed at any time by any Guarantor in connection herewith, as any of the foregoing may be amended or modified from time to time.

     "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money or similar monetary obligations, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, bonds, indentures or other instruments, (v) Capitalized Lease Obligations, (vi) obligations under Financial Contracts, provided that any obligation under any specific Financial Contract shall be net of amount owing to such Person under such Financial Contract, (vii) all reimbursements obligations under outstanding Letters of Credit in respect of drafts which (A) may be presented or (B) have been presented and have not yet been paid, and (viii) Contingent Obligations of such Person for any of the obligations of other Persons of the type described in the foregoing clauses (i) through (vii).

     "Interest Coverage Ratio" shall mean, as of the end of any fiscal quarter, the ratio of (a) EBITDA for the four fiscal quarters then ending to (b) to the sum of Consolidated Interest Expense, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Trust and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied, provided that for the fiscal quarter ended June 30, 1997, such amount shall be




AMENDED AND RESTATED CREDIT AGREEMENT
calculated for the ten consecutive months then ended.

     "Issuer" means NBD and any other Lender designated at any time in writing to the parties to the Agreement as an Issuer by the Borrowers and the Agent.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Collateral Account" is defined in Section 2.2.7.

     "Leverage Ratio" means the ratio of consolidated Indebtedness of the Trust and its Subsidiaries to EBITDA calculated for the four most recently ended fiscal quarters as of the time of determination and subject to the proviso set forth in Schedule 1.1-A and Section 6.28.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement benefiting a third party of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof), and, with respect to the Agent, the Swing Loans.

     "Loan Documents" means this Agreement, the Notes, the Collateral Documents, the Guaranty, the Environmental Certificate and all other agreements and documents contemplated




AMENDED AND RESTATED CREDIT AGREEMENT
hereby or otherwise executed in connection herewith by the Trust, any Borrowing Subsidiary or any Guarantor.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Trust and its Subsidiaries taken as a whole, (ii) the ability of the Trust, any Borrowing Subsidiary or any Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Mortgages" means each mortgage, deed of trust or similar document granting a Lien on real property entered into by any Borrower or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement, substantially in the forms as approved by the Agent, as amended or modified from time to time.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Trust or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "NBD" means NBD Bank, a Michigan banking corporation, including any of its branches and affiliates, and its successors and assigns.

     "Net Cash Proceeds" means, without duplication (a) in connection with any sale or other disposition of any asset or any settlement by, or receipt of payment in respect of, any property insurance claim or condemnation award, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such sale, settlement or payment, net of reasonable and documented attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such sale, insurance claim or condemnation award (other than any Lien in favor of the Agent for the benefit of the Agent and the Lenders) and other customary fees actually incurred in connection therewith, taxes paid or reasonably estimated to be payable as a result thereof, and any cash reserves required to be maintained for liabilities associated with the sale (provided that such cash reserves shall become Net Cash Proceeds when no longer required to be held as reserves), and (b) in connection with any issuance or sale of any equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other reasonable and customary fees and expenses actually incurred in connection therewith.

     "1994 Subordinated Indenture" is defined in the definition of 1994 Subordinated Debt





AMENDED AND RESTATED CREDIT AGREEMENT

Documents.

     "1996 Subordinated Supplemental Indenture" is defined in the definition of 1994 Subordinated Debt Documents.

     "1994 Subordinated Debt" means all Indebtedness owing pursuant to the 1994 Subordinated Debt Documents.

     "1994 Subordinated Debt Documents" means the Indenture dated as of February 16, 1994 among Venture Holdings Trust, Vemco, Inc., Venture Industries Corporation, Venture Mold & Engineering Corporation, Venture Leasing Company, Vemco Leasing, Inc., Venture Holdings Corporation and Venture Service Company, as Issuers, Venture Industries Canada Ltd., as Guarantor, and Comerica Bank, as Indenture Trustee, in connection with $100,000,000 9-3/4% Senior Subordinated Notes due 2004 (as amended by supplemental indentures listed on Schedule 5.19 (collectively, the "1996 Subordinated Supplemental Indenture") between the Borrowers and Comerica Bank, as Trustee, the "1994 Subordinated Indenture"), of which $78,940,000 is outstanding, together with all agreements, documents and instruments executed in connection therewith at any time.

     "1996 Credit Agreement" shall mean the Credit Agreement dated as of August 26, 1996, as amended, among the borrowers named therein, the Lenders party thereto and NBD Bank, as Agent.

     "1997 Senior Unsecured Debt Documents" means the Indenture dated as of July 1, 1997 among the Borrowers, as Issuers, and The Huntington National Bank, as Indenture Trustee, under which the 1997 Senior Unsecured Notes are to be issued, together with all agreements, documents and instruments executed in connection therewith at any time.

     "1997 Senior Unsecured Notes" means the $205,000,000 9 1/2% Senior Notes due 2005 to be issued by the Borrowers on or before the Effective Date.

     "Note" means the Swingline Note or any Revolving Credit Note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means, without duplication, all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees, all Facility Letter of Credit Obligations and all other obligations of any of the Borrowers or Guarantors to the Lenders or to any Lender or the Issuer or the Agent arising under the Loan Documents, in each case whether now or hereafter owing.

     "Operating Expense or Cost Reduction" means, with respect to the calculation of any




AMENDED AND RESTATED CREDIT AGREEMENT
financial ratio under this Agreement on a Pro Forma Basis, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as in effect on the Effective Date and such reduction is subject to negative comfort by the Trust s independent public accountants.

     "Overdue Rate" means (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Eurodollar Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last Business Day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Payments" is defined in Section 6.24.

     "Permitted Tax Distributions" is defined in Section 6.10.

     "Person" or "person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Trust or any member of the Controlled Group may have any liability.

     "Pledge Agreements" shall mean each Pledge Agreement entered into by any Borrower or any Guarantor for the benefit of the Agent and the Lenders pursuant to this Agreement substantially in the forms attached hereto as Exhibits C-1 and C-2, as amended or modified from time to time.





AMENDED AND RESTATED CREDIT AGREEMENT

     "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers), which Prime Rate shall change simultaneously with any change in such announced rate.

     "Pro Forma Basis" means, for purposes of calculating compliance with any financial ratio under this Agreement, giving pro forma effect to certain transactions such that, (i) Acquisitions which occurred during the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to this Agreement (the "Reference Period") or subsequent to the Reference Period and on or prior to the determination date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be deducted from such calculation, (ii) transactions giving rise to the need to calculate any financial ratio under this Agreement shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the determination date (and the application of the proceeds therefrom, including to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based on the average daily balance during the Reference Period), and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the determination date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to any Rate Hedging Agreement (which shall remain in effect for the 12-month period immediately following the determination date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Pro Rata Share" means, for each Lender, the ratio such Lender's Revolving Credit Commitment bears to the Aggregate Revolving Credit Commitment.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements,






AMENDED AND RESTATED CREDIT AGREEMENT
forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Reimbursement Obligations" means, at any time, without duplication, the aggregate of the obligations of any Borrower to the Lenders and the Issuer in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of the Facility Letters of Credit.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Rentals" of a Person means, without duplication, the aggregate amounts payable by such Person under any lease, usage agreement or other similar agreement for the lease or use in any manner of Property, but does not include any amounts payable under Capitalized Leases of such Person.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans and Facility Letter of Credit Obligations.





AMENDED AND RESTATED CREDIT AGREEMENT

     "Required Revolving Credit Lenders" means Revolving Credit Lenders holding not less than 51% of the Revolving Credit Commitments (or 51% of the Revolving Credit Loans and Facility Letters of Credit if the Revolving Credit Commitments have been terminated).

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Credit Commitments" means, with respect to each Lender, the commitment of each such Lender to make Revolving Credit Loans, and to participate in Facility Letters of Credit and Swing Loans, in amounts not exceeding in the aggregate principal or face amount outstanding at any time the Revolving Credit Commitment amount for such Lender set forth next to the name of such Lender on the signature pages hereof, or, as to any Lender becoming a party hereto after the Effective Date, as set forth in the applicable assignment, in each case as reduced or modified pursuant to this Agreement.

     "Revolving Credit Lenders" means those Lenders which have Revolving Credit Commitments or, if such Revolving Credit Commitments shall have been terminated, have outstanding Revolving Credit Loans or Facility Letters of Credit Obligations.

     "Revolving Credit Loan" means any borrowing under Section 2.1(a) evidenced by the Revolving Credit Notes.

     "Revolving Credit Notes" means the promissory notes of the Borrowers in substantially the form of Exhibit D hereto evidencing the Revolving Credit Loans, respectively, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Revolving Credit Percentage" shall mean, with respect to any Revolving Credit Lender at any time, the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders then constituted by such Revolving Credit Lender's Revolving Credit Commitment.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Hedging Obligations owing to one or more Lenders.

     "Security Agreement" shall mean each security agreement in substantially the form of Exhibit E hereto entered into by any Borrower or any Guarantor for the benefit of the Agent and the





AMENDED AND RESTATED CREDIT AGREEMENT

Lenders pursuant to this Agreement, as amended or modified from time to time.

     "Single Employer Plan" means a Plan maintained by any Borrower or any member of the Controlled Group for employees of any Borrower or any member of the Controlled Group.

     "Special Advisor" means Larry J. Winget.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Trust.

     "Substantial Portion" means, with respect to the Property of the Trust and its Subsidiaries, property which (i) represents more than 5% of the consolidated assets of the Trust and its Subsidiaries as would be shown in the consolidated financial statements of the Trust and its Subsidiaries as at the beginning of the twelve month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Trust and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Successor Special Advisor Group" means those Persons appointed to such Group pursuant to the Trust Agreement, provided that (a) no Person or group of affiliated Persons shall be or become a member of the Successor Special Advisor Group other than (i) those Persons who are appointed to the Successor Special Advisor Group pursuant to the Trust Agreement on and as of the Effective Date, namely (the "incumbent members") or (ii) Persons chosen to replace the incumbent members who are chosen by the remaining incumbent members; and (b) at no time shall less than 40% of the members of the Successor Special Advisor Group be employees of the Borrowers who are not lineal descendants of Larry J. Winget, the spouse or widow of Larry J. Winget or the spouse or surviving spouse of any lineal descendant of Larry J. Winget (other than Joseph Tignanelli).

     "Swing Loans" is defined in Section 2.1(c).

     "Swingline Note" means the promissory note of the Borrowers evidencing the Swing Loans,




AMENDED AND RESTATED CREDIT AGREEMENT
in form satisfactory to the Agent, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

     "Termination Date" means the earlier to occur of (a) June 30, 2003, and
(b) the date on which the Revolving Credit Commitments shall be terminated pursuant hereto.

     "Transferee" is defined in Section 12.4.

     "Trust" means (i) Venture Holdings Trust, a grantor trust organized under the laws of Michigan, (ii) Venture Holdings Corporation after the occurrence of a Trust Contribution or (iii) any successor Person to Venture Holdings Trust or Venture Holdings Corporation (after the occurrence of a Trust Contribution) in accordance with the provisions of Section 6.12.

     "Trust Agreement" means the Agreement, dated December 28, 1987, as amended, prior to the date hereof, among Larry J. Winget, as trustee (the "VHT Trustee"), and Larry J. Winget, as Settlor, Beneficiary and Special Advisor, as such agreement may be amended in a manner acceptable to the Required Lenders (and it is hereby agreed that the Trust Agreement and any related agreements will not be amended or otherwise modified in any manner adverse to the Lenders (as determined by the Required Lenders) without the prior written consent of the Required Lenders).

     "Trust Contribution" is defined in Section 6.12.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "VHT Trustee" means Larry J. Winget, as trustee under the Trust Agreement.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having




AMENDED AND RESTATED CREDIT AGREEMENT
ordinary voting power of which shall at the time be so owned or controlled.

     "Working Capital" means, as of any date, the amount, if any, by which Consolidated Current Assets exceeds Consolidated Current Liabilities.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


     ARTICLE II

     THE CREDITS

     2.1 Revolving Credit Commitments of the Lenders

         (a) Revolving Credit Loans. Each Revolving Credit Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to any Borrower from time to time from and including the Effective Date to but excluding the Termination Date, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(b).

         (b) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Revolving Credit Loans, the Swing Loans and the Facility Letter of Credit Obligations at any time outstanding to the Borrowers shall not exceed the lesser of (A) the amount of the Borrowing Base as of the most recently received Borrowing Base Certificate and (B) the Aggregate Revolving Credit Commitment as of the date any such Advance is made, provided, however, that the aggregate Facility Letter of Credit Obligations at any time shall not exceed $20,000,000 and the aggregate Swing Loans at any time outstanding shall not exceed $5,000,000.

         (c) Swing Loans.

             (i) Making of Swing Loans. The Agent may elect in its sole discretion to make revolving loans (the "Swing Loans") to any Borrower solely for the Agent's own account, from time to time prior to the Termination Date up to an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) $5,000,000 or (ii) the amount allowable under Section 2.1(b).
The Agent may make Swing Loans (provided that the Agent has received a request in writing or via telephone from an Authorized Officer of a Borrower for funding of a Swing Loan no later than 12 noon, Detroit time, on the Business Day on which such Swing Loan is requested to be made. Each outstanding Swing Loan shall be payable on the Business Day following demand therefor and





AMENDED AND RESTATED CREDIT AGREEMENT
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

in any event no later than five Business Days after the Borrowing Date for such Swing Loan, with interest at the Floating Rate accrued thereon, shall be secured as part of the Secured Obligations by the Collateral and shall otherwise be subject to all the terms and conditions applicable to Loans, except that all interest thereon shall be payable to the Agent solely for its own account. All Swing Loans shall be evidenced by Swingline Note.

             (ii) Swing Loan Borrowing Requests. The Borrowers agree to deliver promptly to the Agent a written confirmation of each telephonic notice for Swing Loans signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall govern, absent manifest error.














AMENDED AND RESTATED CREDIT AGREEMENT

             (iii) Repayment of Swing Loans.

                   (A) At any time after making a Swing Loan, the Agent may request the Borrowers to, and upon request by the Agent the Borrowers shall, promptly request a Revolving Credit Loan from all the Lenders and apply the proceeds of such Revolving Credit Loan to the repayment of any Swing Loan owing by the Borrowers not later than the Business Day following the Agent's request. Notwithstanding the foregoing, upon the earliest to occur of (a) 12 noon, Detroit time, on the sixth Business Day after a Swing Loan is made, (b) one Business Day after demand is made by the Agent, and (c) the Termination Date, each Lender (other than the Agent) shall irrevocably and unconditionally purchase from the Agent, without recourse or warranty, an undivided interest and participation in such Swing Loan in an amount equal to such Lender's Pro Rata Share of such Swing Loan and promptly pay such amount to the Agent in immediately available funds. Such payment shall be made by the other Lenders whether or not a Default or Unmatured Default is then continuing or any other condition precedent set forth in Section 4.2 is then met and whether or not the Borrowers have then requested an Advance in such amount; and such Swing Loan shall thereupon be deemed to be a Floating Rate Advance hereunder made on the date of such purchase (except, as aforesaid, with respect to the existence of any Default or Unmatured Default or the meeting of any condition precedent specified in Section 4.2 on such date). If any Lender fails to make available to the Agent any amounts due to the Agent pursuant to this Section, the Agent shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate for the first three Business Days after such Lender receives notice of such required purchase and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Agent for the account of such Lender or (iii) by payment to the Agent by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of any unpaid Swing Loan on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Pro Rata Share of any unpaid Swing Loan.

                   (B) Upon the making of any Advance, any Swing Loan then outstanding shall be repaid in full, and the Borrowers hereby irrevocably authorize the Agent to apply all or any necessary portion of the proceeds of any such Advance to the repayment of any Swing Loan then outstanding.

     2.2.  Facility Letters of Credit.

     2.2.1. Obligation to Issue. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers and the Guarantors in the Loan Documents, the Issuer hereby agrees to issue for the account of the Borrowers through such of the




AMENDED AND RESTATED CREDIT AGREEMENT

Issuer's Lending Installations or Affiliates as the Issuer and any Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this
Section 2.2, from time to time during the period, commencing on the Effective Date and ending on the Business Day prior to the Termination Date.

     2.2.2. Conditions for Issuance. In addition to being subject to the satisfaction of the conditions contained in Section 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

     (i) the aggregate maximum amount then available for drawing under Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed any limit imposed by law or regulation upon the Issuer;

     (ii) after giving effect to the requested issuance of any Facility Letter of Credit, the sum of (a) the Facility Letter of Credit Obligations and
(b) the total aggregate unpaid principal balance of the Revolving Credit Loans does not exceed the amount permitted under 2.1(b).

     (iii) the requested Letter of Credit has an expiration date prior to the earlier of the Termination Date or the date one year after the issuance of such Letter of Credit;

     (iv) the Borrowers shall have delivered to the Issuer at such times and in such manner as the Issuer may reasonably prescribe such documents and materials as may be required pursuant to the terms of the proposed Letter of Credit and the proposed Letter of Credit shall be reasonably satisfactory to the Issuer as to form and content; and

     (v) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

     2.2.3. Procedure for Issuance of Facility Letters of Credit. (a) The Borrowers shall give the Issuer two Business Day's prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement (except that, in lieu of such written notice, the Borrowers may give the Issuer (x) notice of such request by tested telex or other tested arrangement satisfactory to the Issuer or (y) telephonic notice of such request if confirmed in writing by delivery to the Issuer (i) immediately (A) of a telecopy of the written notice required hereunder which has been signed by an Authorized Officer of the Borrowers or (B) of a telex containing all information required to be contained in such written notice and (ii) promptly (but in no event later than the requested time of issuance) of a copy




AMENDED AND RESTATED CREDIT AGREEMENT
of the written notice required hereunder containing the original signature of an Authorized Officer of the Borrowers); such notice shall be irrevocable and shall specify the stated amount of the Facility Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit, the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the earlier of Termination Date or the date one year after the issuance of such Letter of Credit), the purpose for which such Facility Letter of Credit is to be issued, and the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, the Borrowers shall also provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. Such notice, to be effective, must be received by the Issuer not later than 2:00 p.m. (Detroit time) or the time agreed upon by the Issuer and the Borrowers on the last Business Day on which notice can be given under this Section 2.2.3(a). The Issuer shall promptly forward to the Lenders a copy of the Borrowers' request for the issuance of a Letter of Credit hereunder.

     (b) Subject to the terms and conditions of this Section 2.2.3 and provided that the applicable conditions set forth in Sections 4.2 and 2.2.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrowers in accordance with the Issuer's usual and customary business practices.

     (c) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of this Section 2.2.3 are met as though a new Facility Letter of Credit was being requested and issued.

     2.2.4.  Reimbursement Obligations.

     (a) The Borrowers agree to pay to the Agent the amount of all Reimbursement Obligations, interest and other amounts payable to the Agent under or in connection with any Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrowers or any Subsidiary may have at any time against the Issuer or any other Person, under all circumstances, including without limitation, any of the following circumstances:

     (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (ii) the existence of any claim, setoff, defense or other right which the Trust or any Subsidiary may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Trust or any Subsidiary and the beneficiary





AMENDED AND RESTATED CREDIT AGREEMENT
named in any Facility Letter of Credit);

     (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided that, if all Reimbursement Obligations have been paid in full and there is no Default or Unmatured Default, the Issuer shall assign, without recourse, representation or warranty, to the Borrowers any claim, if any, it may have against any person that has drawn on a Facility Letter of Credit pursuant to a draft, certificate or other document which was forged, fraudulent, invalid or insufficient in any respect or any statement therein being true or inaccurate in any respect pursuant to such Facility Letter of Credit);

     (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (v)   the occurrence of any Default or Unmatured Default.

     (b) The Issuer shall promptly notify the Borrowers of any draw under a Facility Letter of Credit. The Borrowers shall reimburse the Issuer for drawings under a Facility Letter of Credit issued by it no later than the Business Day after the payment by the Issuer. Any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawings under the pertinent Facility Letter of Credit until paid at the Overdue Rate.

     2.2.5. Participation. (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in
Section 2.2.3 each Revolving Credit Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Pro Rata Share in such Facility Letter of Credit (including, without limitation, all obligations of the Borrowers with respect thereto) and any security therefor or guaranty pertaining thereto; provided, that a Letter of Credit issued by the Issuer shall not be deemed to be a Facility Letter of Credit for purposes of this Section 2.2.5 if the Issuer shall have received written notice from any Revolving Credit Lender on or before one Business Day prior to the date of its issuance of such Letter of Credit that one or more of the conditions contained in Section 4.2 is not then satisfied, and, in the event the Issuer receives such a notice, it shall have no further obligation to issue any Letter of Credit until such notice is withdrawn by that Revolving Credit Lender or such condition has been effectively waived in accordance with the provisions of this Agreement.

     (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and the Borrowers shall not have repaid such amount to the Issuer pursuant to Section 2.2.4, the Issuer shall promptly notify each Revolving Credit Lender of such failure, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent for the account of the Issuer the amount



AMENDED AND RESTATED CREDIT AGREEMENT
of such Revolving Credit Lender's Pro Rata Share of the unreimbursed amount of any such payment. If any Revolving Credit Lender fails to make available to the Issuer, any amounts due to the Issuer pursuant to this Section 2.2.5(b), the Issuer shall be entitled to recover such amount, together with interest thereon at the Federal Funds Effective Rate, for the first three Business Days after such Revolving Credit Lender receives such notice and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Issuer for the account of such Revolving Credit Lender or (iii) by payment to the Issuer by the Agent of amounts otherwise payable to such Revolving Credit Lender under this Agreement. The failure of any Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Agent its Pro Rata Share of the unreimbursed amount of any payment on the date such payment is to be made.

     (c) Whenever the Issuer receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Revolving Credit Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Revolving Credit Lender's Pro Rata Share thereof.

     (d) The obligations of a Revolving Credit Lender to make payments to the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

     (e) In the event any payment by the Borrowers or any Subsidiary received by the Agent with respect to a Facility Letter of Credit and distributed by the Agent to the Revolving Credit Lenders on account of their participations is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Revolving Credit Lender which received such distribution shall, upon demand by the Agent, contribute such Revolving Credit Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

     2.2.6. Compensation for Facility Letters of Credit. (a) The Issuer shall have the right to receive, solely for its own account, an issuance fee of 0.25% per annum on the average daily undrawn amount under each Facility Letter of Credit issued by it as well as the Issuer's reasonable and customary costs of issuing and servicing the Facility Letters of Credit.

     (b) The Borrowers shall pay to the Agent, for the benefit of the Revolving Credit





AMENDED AND RESTATED CREDIT AGREEMENT

Lenders, a fee computed at the Applicable Margin calculated on the maximum amount available to be drawn from time to time under each Facility Letter or Credit, which fee shall be paid annually in advance at the time each Facility Letter of Credit is issued for the period from and including the date of issuance thereof to and including the stated expiry date thereof.

     2.2.7. Letter of Credit Collateral Account. The Borrowers hereby agree that they will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of the Borrowers but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which the Borrowers shall have no interest other than as set forth in Section 8.1. The Borrowers are not required by this Section 2.2.7 to deposit any funds in the Letter of Credit Collateral Account, and the obligation to make deposits into the Letter of Credit Collateral Account are described in Section 8.1. The Agent will invest any funds on deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding 30 days. Nothing in this Section
2.2.7 shall either obligate the Agent to require the Borrowers to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by Section 8.1.

     2.2.8. Nature of Obligations. (a) As among the Borrowers, the Issuer and the Lenders, the Borrowers assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer and the Lenders shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer of assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit;
(vii) any consequences arising from causes beyond the control of the Issuer or the Lenders.

     (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put





AMENDED AND RESTATED CREDIT AGREEMENT
the Issuer or such Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to the Issuer, the Agent or any Lender.

     2.3. Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Credit Commitments for such Loan bear to the Aggregate Revolving Credit Commitment for such Loan.

     2.4. Types of Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrowers in accordance with Sections 2.8 and 2.9.

     2.5. Revolving Credit Commitment Fee; Reductions in Aggregate Revolving Credit Commitment. The Borrowers agree to pay to the Agent for the account of each Revolving Credit Lender a commitment fee at the rate of the Applicable Margin on the daily unborrowed portion of such Lender's Revolving Credit Commitment from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date. The Borrowers may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in amounts of not less than $5,000,000 and integral multiples of $1,000,000 thereafter, upon at least one Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Loans and Facility Letters of Credit. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Revolving Credit Lenders to make Revolving Credit Loans hereunder.

     2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment.

     2.7. Principal Payments. Unless earlier payment is required under this Agreement, the Borrowers shall pay to the Revolving Credit Lenders on the Termination Date the entire outstanding principal amount of the Revolving Credit Loans and Facility Letters of Credit outstanding to it. If the Revolving Credit Loans and Facility Letters of Credit at any time exceed the amount allowed pursuant to Section 2.1(b), the Borrowers shall prepay the Revolving Credit Loans and Facility Letters of Credit by an amount equal to or greater than such excess.

     2.8. Method of Selecting Types and Eurodollar Interest Periods for New Advances. The Borrowers shall select the Type of Advance and, in the case of each Eurodollar Advance, the





AMENDED AND RESTATED CREDIT AGREEMENT

Eurodollar Interest Period applicable to each Advance from time to time. The Borrowers shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Detroit time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i)   the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Eurodollar Interest Period applicable thereto.

Not later than noon (Detroit time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Detroit to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address. Notwithstanding anything herein to the contrary, the Borrowers acknowledge and agree that they may not elect the Eurodollar Rate for any Loan prior to the date ninety (90) days after the Effective Date, provided that NBD shall consider alternative interest rates during such ninety
(90) days as agreed upon between NBD and the Borrowers.

     2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrowers shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Eurodollar Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.6, the Borrowers may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. The Borrowers shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Detroit time) at least one Business Day, in the case of a conversion into a Floating Rate Advance or three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:




AMENDED AND RESTATED CREDIT AGREEMENT
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

     (i) the requested date which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Eurodollar Interest Period applicable thereto.

     2.10. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Prime Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Eurodollar Interest Period may end after, with respect to any Revolving Credit Loan, the Termination Date.

     2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest at the Overdue Rate.

     2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrowers, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending




AMENDED AND RESTATED CREDIT AGREEMENT
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

Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of any Borrower maintained with NBD for each payment of principal, interest and fees as it becomes due hereunder.

     2.13. Notes Recordation; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that neither the failure to so record nor any error in such recordation shall affect the Borrowers' obligations under such Note. The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic or facsimile notices made by any person or persons the Agent or any Lender in good faith believes to be an Authorized Officer or authorized to act on behalf of an Authorized Officer. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.14. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Eurodollar Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Eurodollar Interest
Period longer than three months shall also be payable on the last day of each three-month interval during such Eurodollar Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon(local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.15. Notification of Advances, Interest Rates, Prepayments and Revolving Credit Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon





AMENDED AND RESTATED CREDIT AGREEMENT
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

determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Prime Rate.

     2.16. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.17. Non-Receipt of Funds by the Agent. Unless the Borrowers or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrowers, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrowers, the interest rate applicable to the relevant Loan.

     2.18. Mandatory Prepayment in the Event of a Change in Control.   Within
30 Business Days prior to the consummation of any transaction which would cause a Change in Control, the Borrowers shall notify (a "Change in Control Notice") the Agent and each Lender of such expected transaction, including within such Change in Control Notice the expected closing date of such transaction. Within 15 Business Days of receipt of such Change in Control Notice by any Lender, such Lender may, at its option, give notice to the Agent and the Borrowers that such Lender elects to terminate its Revolving Credit Commitments hereunder. Unless an earlier date is otherwise agreed upon between the Borrowers, the Agent and the terminating Lender, such Lender's Revolving Credit Commitments shall terminate simultaneously with the closing of such transaction and the Borrowers shall repay at such time all of such Lender's outstanding Loans, together with accrued interest thereon, any accrued fees with respect to such Lender's Revolving Credit Commitment, any costs, losses or expenses incurred by such Lender in connection with such prepayment payable by the Borrower pursuant to Section 3.4 and any other obligations of the Borrowers to such Lender hereunder. In the event any of the Lenders do not elect to terminate their respective Revolving Credit Commitments hereunder, the Borrowers may, notwithstanding any provision herein to the contrary, make any mandatory prepayments required under the 1994 Subordinated Debt Documents






AMENDED AND RESTATED CREDIT AGREEMENT
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

and the 1997 Senior Unsecured Debt Documents so long as such payments would not cause a Default or Unmatured Default under this Agreement (other than a Default under Section 6.17 or 6.24).

     2.19 Obligations Joint and Several. Anything herein to the contrary notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of each other Borrower hereunder regardless of which Borrower actually receives the proceeds of any Borrowing. Without limiting the generality of the foregoing, each Borrower agrees and acknowledges that it is jointly and severally liable for all Obligations of each Borrower under the Revolving Credit Commitments even though such Borrower itself may not borrow for its own account thereunder.

     Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) consideration of the face amount of Letters of Credit issued for the account of any Borrower relative to the aggregate face amount of all Letters of Credit issued hereunder, (iii) the dissolution or termination of or any increase, decrease or change in personnel of, any other Borrower, (iv) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against any other Borrower or (v) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of any other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against any other Borrower and whether or not any other Borrower is joined in any such action or actions. Any Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

     Each Borrower hereby waives any right to require the Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against any other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement.





AMENDED AND RESTATED CREDIT AGREEMENT
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

     Any indebtedness of a Borrower now or hereafter held by any other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to any other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Lenders and shall forthwith be paid over to the Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provision of this Agreement.

     2.20 Contribution Among Borrowers and Guarantors. In order to provide for just and equitable contribution among the Borrowers and the Guarantors, the Borrowers and the Guarantors shall execute a subrogation and contribution agreement (which shall be deemed a Loan Document) in form and substance satisfactory to the Required Lenders.

     2.21. Financial Condition of Borrowers. Neither the Agent nor any Lender shall have any obligation to any Borrower or any Guarantor to disclose or discuss with such Borrower or any Guarantor the Agent or any Lender's assessment of the financial condition of any Borrower or any Guarantor, and each Borrower and each Guarantor hereby waives any obligation of any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of any Borrower or any Guarantor now or hereafter known by the Agent or any Lender. Each Borrower and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of each other Borrower and each Guarantor and of all circumstances bearing upon the risk of nonpayment of the Secured Obligations by any other Borrower. No Lender shall have any obligation to any Borrower or any Guarantor arising from any Lender's assessment of, or failure to assess, any Borrower's or any Guarantor's financial condition in connection with the granting of any Loans or other extensions of credit hereunder.

     2.22. Collateral Security; Further Assistance. (a) As security for the payment of the Obligations, the Borrowers shall cause to be granted to the Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (i) all of the shares of capital stock of each Domestic Subsidiary now or hereafter owned by any Borrower or any Guarantor and all proceeds thereof, all as more specifically described in the Pledge Agreement; and (ii) not less than 65% (or 100% if requested by the Agent) of the outstanding shares of capital stock of each Foreign Subsidiary now or hereafter directly owned by any Borrower or any Guarantor and all proceeds thereof, all as more specifically described in the Pledge Agreements; and all other Property now or hereafter owned by any Borrower or any Guarantor and all proceeds thereof, all as more specifically described in the Collateral Documents.

     (b) Concurrently with the consummation of any Acquisition or the formation of any new Subsidiary of any Borrower which is permitted hereunder, the Borrowers shall:





AMENDED AND RESTATED CREDIT AGREEMENT
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


           (i) in the case of an Acquisition of stock by any Borrower or a Subsidiary or the formation of a new Subsidiary: (A) deliver or cause to be delivered to the Agent, for the ratable benefit of the Lenders, (I) in the case of the Acquisition of the stock of a Domestic Subsidiary or the formation of a Domestic Subsidiary, all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Domestic Subsidiary which is being acquired or formed, and (II) in the case of the Acquisition of the stock of a Foreign Subsidiary or the formation of a Foreign Subsidiary, all of the certificates representing not less than 65% (or 100% if requested by the Agent) of the outstanding capital stock (or other instruments or securities evidencing ownership) of such new Foreign Subsidiary which is being acquired or formed, as additional collateral for the Obligations, to be held by the Agent; (B) cause each new Domestic Subsidiary and, if requested by the Agent, each Foreign Subsidiary which is being acquired or formed to deliver to the Agent a Guaranty and Collateral Documents, granting to the Agent, for the ratable benefit of the Lenders, a Lien on and security interest in all of the Property now or hereafter owned by such new Subsidiary; and (C) deliver to the Agent such other documents as the Agent, individually or on behalf of the Lenders, may have reasonably requested;

           (ii) in any case, provide such other documentation to the Agent, including, without limitation, one or more opinions of counsel satisfactory to the Agent, environmental surveys, articles of incorporation, by-laws and resolutions, which in the reasonable opinion of the Agent is necessary or advisable in connection with such Acquisition or formation of such new Subsidiary.

     2.23. Liability of Grantor, Beneficiary or Trustee. The grantor or Beneficiary or the Special Advisor of the Trust shall not be subject to any personal liability whatsoever under the Loan Documents. The Loan Documents and each representation, warranty, undertaking and agreement herein made on the part of the Trust is made and intended not as a personal representation, warranty, undertaking and agreement by the VHT Trustee or for the purpose or with the intention of binding the VHT Trustee personally but is made and intended for the purpose of binding only the trust estate held pursuant to the Trust Agreement and this Agreement is executed and delivered by the VHT Trustee solely in the exercise of the powers expressly conferred upon it as VHT Trustee; and no personal liability or responsibility is assumed hereunder by nor shall this Agreement at any time be enforceable against the VHT Trustee or its successor in trust on account of this Agreement or any representation, warranty, covenant, undertaking or agreement hereunder of the VHT Trustee, either express or implied, all such personal liability, if any, being expressly waived. Except as expressly provided in the preceding sentence, all liability hereunder of the Trust shall be limited solely to recourse against the assets of the trust estate held pursuant to the Trust Agreement or otherwise of the Trust.

     2.24. Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Agent for the account of any Defaulting Lender shall be delivered by the Agent to such Defaulting Lender. Instead, such payments shall, for so long as such






AMENDED AND RESTATED CREDIT AGREEMENT
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

Defaulting Lender shall be a Defaulting Lender, be held by the Agent, and the Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds as follows:

     (i)  First, if applicable to any payments due to the Agent pursuant to
Section 2.1(c) and to the Issuer under Section 2.2.5; and

     (ii) Second, to Loans required to be made by such Defaulting Lender on any Borrowing Date to the extent such Defaulting Lender fails to make such Loans.

Notwithstanding the foregoing, upon the termination of the Aggregate Revolving Credit Commitment and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.


ARTICLE III

     CHANGE IN CIRCUMSTANCES

     3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender therewith,

     (i) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrowers (excluding federal taxation of the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by





AMENDED AND RESTATED CREDIT AGREEMENT
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

such Lender,

then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received, without duplication of any other amount claimed pursuant to this Section 3.1, which such Lender determines is attributable to making, funding and maintaining its Loans and its Revolving Credit Commitments.

     3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary, without duplication of any other amount claimed pursuant to this Section 3.2, to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means
(i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advances of the affected Type to be repaid.

     3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any





AMENDED AND RESTATED CREDIT AGREEMENT
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

loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

     3.5. Alternative Lending Installation; Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


ARTICLE IV

     CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION

     4.1. Effectiveness of Amendments. The amendments to the 1996 Credit Agreement embodied in this Agreement shall become effective only upon receipt by the Agent of all of the documents and other materials described below, with sufficient copies for the Lenders, and satisfaction of all of the other conditions set forth below, to wit:

     (a) Copies of the articles of incorporation of each Borrower, and a certificate of good standing, both certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (b) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the Loan Documents.

     (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signature of the officers of each Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which





AMENDED AND RESTATED CREDIT AGREEMENT
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

certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

     (d) A certificate, signed by the chief financial officer of each Borrower, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.

     (e) A written opinion of the Borrowers' counsel, addressed to the Lenders, in substantially the form of Exhibit F hereto.

     (f) Notes payable to the order of each of the Lenders.

     (g) Written money transfer instructions, in substantially the form of Exhibit G hereto (to the extent required by the Agent), addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

     (h) The Collateral Documents duly executed on behalf of the Borrowers, as the case may be, or amendments thereto, confirming the continuing effectiveness of such documents, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to Section 2.22, together with (to the extent not previously delivered in connection with the 1996 Credit Agreement):

         (i) Recordation, filing and other action (including payment of any applicable taxes or fees) in such jurisdictions as the Lenders or the Agent may deem necessary or appropriate with respect to the Security Documents, including the filing of financing statements and similar documents which the Lenders or the Agent may deem necessary or appropriate to create, preserve or perfect the liens, security interests and other rights intended to be granted to the Lenders or the Agent thereunder, together with Uniform Commercial Code record searches in such offices as the Lenders or the Agent may request;

         (ii) Policies of mortgage title insurance issued by an insurer and in amounts satisfactory to the Lenders and the Agent, insuring the interest of the Lenders and the Agent under the Mortgages without standard exceptions and without any special exceptions not acceptable to the Lenders and the Agent and containing such further endorsements, affirmative coverage and other terms as the Lenders and the Agent may request;

         (iii) Surveys of the property subject to the Mortgages made by a land surveyor licensed in the State in which such property is located and acceptable to the Lenders and the Agent complying with the Minimum Standard Detail Requirements for Land Title Surveys as adopted by the American Title Association and the American Congress on Surveying and Mapping and showing







AMENDED AND RESTATED CREDIT AGREEMENT
such details as the Lenders and the Agent may request, certified to the Lenders and the Agent and the issuer of such mortgage title insurance policy in form acceptable to the Lenders and the Agent, or such surveys recertified by such a surveyor sufficient to permit the issuers of all mortgage title insurance policies to remove their standard exceptions;

         (iv) A schedule setting forth all real property leased by each Borrower, together with copies of the related leases, certified as true and correct as of the Effective Date by a duly authorized officer of such Borrower, and an agreement of each landlord under such leases, in form and substance acceptable to the Lenders and the Agent, waiving its distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith;

         (v) Evidence that the casualty and other insurance required pursuant to the Loan Documents is in full force and effect; and

         (vi) Appraisals of all real Property and equipment, in form reasonably satisfactory to the Agent, performed by an appraiser approved by the Agent and conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act.

     (i) The terms and provisions of the 1997 Senior Unsecured Notes and of the other 1997 Senior Unsecured Debt Documents shall have been approved by the Agent and the Lenders, which approval shall be deemed given upon delivery of such Lender's signature page to this Agreement.

     (j) The 1997 Senior Unsecured Debt Documents shall have been executed and delivered by all parties thereto and shall be in full force and effect, the Borrowers shall have issued and sold the 1997 Senior Unsecured Notes and received not less than $205,000,000 less the amount of all fees and costs in connection with such issuance and sale, and the Term Notes outstanding under the 1996 Credit Agreement shall have been paid in full.

     (k) Copies of all opinions delivered to or for the benefit of the holders of the 1997 Senior Unsecured Notes or the Trustee under the Indenture pursuant to which such Notes are issued.

     (l) Copies of all governmental and nongovernmental consents, approvals, authorizations, declarations, registrations or filings required on the part of any Borrower in connection with the execution, delivery and performance of the Loan Documents, or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Loan Documents, certified as true and correct in full force and effect as of the Effective Date by a duly authorized officer of the Borrowers, or if none are required, a certificate of such officer to that effect;

     (m) Payment of all fees owing by the Borrowers as of the Effective Date.




AMENDED AND RESTATED CREDIT AGREEMENT
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

     (n) An Environmental Certificate executed by each Borrower together with all environmental audits and reports required by the Agent.

     (o) Evidence satisfactory to the Required Lenders that no Material Adverse Effect has occurred since March 31, 1997.

     (p) Delivery of such other agreements and documents, and the satisfaction of such other conditions as may be required by the Agent, including without limitation a subrogation and contribution agreement executed by the Borrowers, such funding instructions, sources and uses certificate and other certificates required by the Agent and such evidence of the perfection and priority of all liens and security interests as required by the Agent.

     4.2. Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

     (i)    There exists no Default or Unmatured Default.

     (ii) The representations and warranties contained in Article V of this Agreement and the other representations and warranties contained in the Loan Documents are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

     (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit H hereto as a condition to making an Advance.

     4.3. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Trust and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or their equivalents, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 or their equivalents further undertakes to deliver to the Trust and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive






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

calendar years for Form 1001 and one calendar year for Form 4224 or their equivalents) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Trust and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.


ARTICLE V

     REPRESENTATIONS AND WARRANTIES

     The Borrowers represent and warrant to the Lenders that:

     5.1. Corporate Existence and Standing. Each of the Trust and its Subsidiaries is a corporation or trust duly incorporated or organized as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     5.2. Authorization and Validity. The Borrowers and each Guarantor has the corporate and trust power, as the case may be, and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by each Borrower and each Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or trust proceedings, and the Loan Documents constitute legal, valid and binding obligations of each Borrower and each Guarantor enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent. Neither the execution and delivery by each Borrower and each Guarantor of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Trust or any of its Subsidiaries or the Trust's or any Subsidiary's articles of incorporation or by-laws or Trust Agreement or the provisions of any indenture, instrument or agreement to which the Trust or any




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

of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Trust or its Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. Financial Statements. The December 31, 1996 and the March 31, 1997 consolidated financial statements of the Trust and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Trust and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5. Material Adverse Change. Since March 31, 1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Trust and its Subsidiaries which could have a Material Adverse Effect.

     5.6. Taxes. The Trust and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Trust or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Trust and its Subsidiaries have been audited by the Internal Revenue Service as shown on
Schedule 5.6. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Trust and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation and Contingent Obligations.  Other than as set forth on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Trust or any of its Subsidiaries which could have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances or which seeks to declare a default or enforce any remedies under the 1994 Subordinated Debt Documents, and there is no basis for any of the foregoing. The Trust and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the





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

Trust as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Trust or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $4,000,000 at any time within 10 days after the Borrowers know of the amount of such Unfunded Liabilities. Neither the Trust nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Trust nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Trust or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Trust and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12. Material Agreements. Neither the Trust nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. Neither the Trust nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13. Compliance With Laws. Other than with respect to Environmental Laws (which is addressed in Section 5.16), the Trust and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

     5.14. Ownership of Properties. Except as set forth on Schedule 5.14 hereto, on the date of this Agreement, the Trust and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements as




AMENDED AND RESTATED CREDIT AGREEMENT
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

owned by it.

     5.15. Plan Assets; Prohibited Transactions. The Trust is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code); and neither the execution of this Agreement and the making of Loans hereunder do not give rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16. Environmental Matters. All representations and warranties contained in the Environmental Certificate are true and correct.

     5.17. Investment Company Act. Neither the Trust nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Trust Act of 1940, as amended.

     5.18. Public Utility Holding Company Act. Neither the Trust nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19. Subordinated Indebtedness. The Secured Obligations constitute Senior Indebtedness, Permitted Indebtedness and Designated Senior Indebtedness (and is hereby specifically designated as such) under the 1994 Subordinated Debt Documents, and are entitled to all of the benefits of the subordination provisions of the 1994 Subordinated Debt Documents. The incurrence of the Secured Obligations is, and will at all times be incurred, in full compliance with the 1994 Subordinated Debt Documents and the 1997 Senior Unsecured Debt Documents and does not result in any event of default under the 1994 Subordinated Debt Documents or the 1997 Senior Unsecured Debt Documents, or any event or condition which could result in such an event of default. Other than the Secured Obligations and the 1997 Senior Unsecured Notes, there is no other Designated Senior Indebtedness under the 1994 Subordinated Debt Documents. Attached hereto as Schedule 5.19 is a true, correct and complete copy of the 1996 Subordinated Supplemental Indenture and any agreements executed in connection therewith. The 1996 Subordinated Supplemental Indenture has not been amended or modified and is in full force and effect and is binding upon all holders of the 1994 Subordinated Debt. No Event of Default has occurred and is continuing under the 1994 Subordinated Debt Documents or any event or condition which could result in such an Event of Default.

     5.20. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Trust and its Subsidiaries to its employees and former




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

employees, as estimated by the Trust in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $1,000,000.

     5.21. Insurance. The certificate signed by the President or Chief Financial Officer of the Trust, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Trust and its Subsidiaries and that has been furnished by the Trust to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.22. Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Trust and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Trust and the Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Trust and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Trust and the Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Trust and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Trust and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Trust does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.23 Labor Controversies. There are no labor controversies pending or, to the best of the Trust's knowledge, threatened against the Trust or any Subsidiary, which could have a Material Adverse Effect.

     5.24 No Adverse Development. Since March 31, 1997, neither the consolidated financial position nor the business as a whole of the Trust and its Subsidiaries nor any substantial portion of the properties and assets of the Trust and its Subsidiaries has been materially adversely affected as a result of any legislative or regulatory change or of any fire, explosion, tidal wave, flood,




AMENDED AND RESTATED CREDIT AGREEMENT
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

windstorm, earthquake, landslide, land subsidence, accident, condemnation or governmental intervention, order of any court or governmental agency or commission, technological development in the industries in which the company and subpatent or patent license, act of God or of the public enemy or of armed forces, rebellion, strike, labor disturbance or embargo, or otherwise, whether or not insured against, which in the judgment of the Required Lenders might impair materially the ability of the Borrowers to fulfill punctually its obligations under this Agreement.

     5.25 Burdensome Obligations. Neither the Trust nor any Subsidiary is a party to or is bound by any agreement, deed, lease, or other instrument, or subject to any charter, by-law or other corporate restriction which, in the opinion of the management of the Trust, is so unusual or burdensome as in the foreseeable future might cause a Material Adverse Effect. The Trust does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner the consolidated financial condition, business, operations or property of the Trust.

     5.26 Payment of Wages. Except as disclosed in Schedule 5.26 hereto, the Trust and its Subsidiaries are in substantial compliance in all material respects with the Fair Labor Standards Act, as amended, and have paid all minimum and overtime wages required by law to be paid to its employees.

     5.27 Intellectual Property. Set forth on Schedule 5.27 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses (other than those licenses implicit in purchase orders and supply agreements of customers and suppliers) thereof, of the Trust and each of its Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. The Trust and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or licenses which could not be reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use by the Trust or any of its Subsidiaries of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Trust or any of its Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by the Trust and each of its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of the Trust, no such Intellectual Property of the Trust and its Subsidiaries has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dissolution that, in the aggregate, could not have a Material Adverse Effect.

     5.28 Other Representations. All representations and warranties contained in the 1994 Subordinated Debt Documents and all representations and warranties contained in the 1997 Senior





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

Unsecured Debt Documents are true and correct except as disclosed on the Schedules to this Agreement.


ARTICLE VI

     COVENANTS

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting. The Trust will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss and unaudited reconciliation of surplus statements and an unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

     (iii) Within 10 Business Days after the close of each fiscal month end, a Borrowing Base Certificate prepared as of the close of business on the last day of each month and such supporting schedules requested by the Agent, certified as true and correct by an authorized officer of the Trust.

     (iv) Upon request of the Agent, as soon as available and in any event within 30 days after the end of each month, a report containing an aging as of the end of the preceding month of accounts receivable and accounts payable of the Trust and its Subsidiaries, in a form satisfactory to the Required Lenders, and a report identifying the inventory of the Trust and its Subsidiaries, and the cost and location thereof as of the end of the preceding month, in form satisfactory to the Required




AMENDED AND RESTATED CREDIT AGREEMENT
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Lenders.

     (v) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Trust and its Subsidiaries.

     (vi)   Together with the financial statements required under Sections 6.1
(i) and (ii), a compliance certificate in substantially the form of Exhibit K hereto signed by an authorized officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (vii) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (viii) As soon as possible and in any event within 10 days after the Trust or any Subsidiary knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Trust, describing said Reportable Event and the action which the Trust proposes to take with respect thereto.

     (ix) As soon as possible and in any event within 10 days after receipt by the Trust or any Subsidiary, a copy of (a) any notice or claim to the effect that the Trust or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Trust, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Trust or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect.

     (x) Promptly upon the furnishing thereof to the shareholders or Beneficiary or trustees of the Trust or any holder of the 1994 Subordinated Debt or the 1997 Senior Unsecured Notes or trustee therefor, copies of all financial statements, reports, proxy statements and other documents so furnished.

     (xi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Trust or any of its Subsidiaries files with the Securities and Exchange Commission.

     (xii) Promptly and in any event within three calendar days after becoming aware of the occurrence of a Default or an Unmatured Default, a certificate of the chief financial officer of the Trust stating the nature and status thereof.

     (xiii) Such other information (including non-financial information) as the Agent or any





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

Lender may from time to time reasonably request.

     6.2. Use of Proceeds. The Trust will, and will cause each Subsidiary to, use the proceeds of the Revolving Credit Loans for working capital and other corporate purposes. The Trust will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

     6.3. Notice of Default. The Trust will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could have a Material Adverse Effect.

     6.4. Conduct of Business. The Trust will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided, however, that any Domestic subsidiary may transfer its jurisdiction of incorporation to another State of the United States of America.

     6.5. Taxes. The Trust will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. Insurance. The Trust will maintain fire and extended coverage insurance on its and each Domestic Subsidiary's equipment and inventory containing a lender's loss payable and breach of warranty clause in favor of the Agent and providing that said insurance will not be terminated except after at least 30 days' written notice from the insurance company to the Agent. The certificate signed by the President or Chief Financial Officer of the Trust, that attests to the existence and adequacy of (as comparable to insurance customarily maintained by similar companies in the Trust's line of business), and summarizes, the Property and casualty insurance program carried by the Trust and that has been furnished by the Trust to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     6.7. Compliance with Laws. The Trust will, and will cause each Subsidiary to, comply





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

with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     6.8. Maintenance of Properties. Except as to Property which is obsolete or is not being used in the business or is to be replaced, the Trust will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9. Inspection. The Trust will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Trust and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Trust and each Subsidiary, and to discuss the affairs, finances and accounts of the Trust and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

     6.10. Dividends. The Trust will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions of any kind (including without limitation any distribution of assets) on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Trust or to a Wholly-Owned Subsidiary, and (ii) the Trust may make distributions to any Beneficiary of the Trust required to pay the aggregate federal, state and local income and intangibles tax liability of such Beneficiary attributable solely to earnings of the Trust, provided that such amounts shall be paid only so long as the Trust is an entity described in
Section 1361(a)(1), 1361(c)(2) or 1361(d) of the Code and such distributions may be made only as and when such tax liability of the Beneficiary is due (the "Permitted Tax Distributions).

     6.11. Indebtedness. The Trust will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

     (i)   The Loans and Facility Letters of Credit.

     (ii)  Indebtedness existing on the date hereof and described in Schedule
6.11 hereto, but no increase in the amount thereof, as reduced from time to time.

     (iii) Indebtedness arising under Rate Hedging Agreements with Lenders.

     (iv) Indebtedness incurred solely to refinance or replace any then existing Indebtedness permitted hereunder, provided that such Indebtedness does not in any case exceed the amount of




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existing Indebtedness refinanced or replaced and such existing Indebtedness is paid and discharged to the extent of the new Indebtedness incurred.

     (v) Indebtedness owing between Borrowers, between Guarantors and between Borrowers and Guarantors, provided that such Indebtedness is evidenced by a promissory note in form and substance satisfactory to the Agent and the Agent has a first priority, perfected and enforceable lien and security interest in such promissory note.

     (vi) Indebtedness which is secured by Liens permitted pursuant to Section 6.15(vii).

     (vii) Other Indebtedness in an aggregate amount at any one time outstanding not to exceed $10,000,000.

     6.12. Merger. The Trust will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Trust or a Wholly-Owned Subsidiary.

           Notwithstanding anything contained in this Agreement to the contrary, the Trust is permitted to contribute all of the Equity Interests of the Subsidiaries then held by the Trust (other than the Equity Interests of the Subsidiary which is to receive such contribution from the Trust) to Venture Holdings Corporation or any other successor to the Trust (as "Trust Contribution") provided that (A) any successor or surviving corporation is organized and existing under the laws of the United States, any state thereof or the District of Columbia, (B) such contribution or reorganization is not materially adverse to the Lenders; it being understood, however, that such contribution or reorganization shall not be considered materially adverse to the Lenders solely because the successor or surviving corporation is subject to income taxation as a corporate entity, (C) immediately after giving effect to such transaction, no Default of Unmatured Default exists, (D) the actions comprising such contribution or reorganization (e.g., the contribution of stock of the subsidiaries, or the issuance of stock of the corporation in exchange for assets of or Equity Interests in the Trust or in exchange for stock of a corporation holding such Equity Interests, or the merger or consolidation of such corporations) will not themselves directly result in material income tax liability to the successor or surviving corporation, (E) the successor or surviving corporation has assumed all obligations of the Trust, pursuant to agreements in a form reasonably satisfactory to the Agent and the lenders and
(F) the Lenders will not recognize income, gain or loss for federal or income tax purposes as a result of such contribution or reorganization and will be subject to federal income tax on the same amounts, in the same manner, and at the same time as would have been the case if such contribution or reorganization had not occurred. If the successor or surviving corporation after a Trust Contribution is not a corporation described in Section 1361(a)(1) of the Code, the Trust's ability to make Permitted Tax Distributions terminates (except with respect to tax distributions in respect of taxable periods ending on or prior to the date such contribution or reorganization is effective for relevant tax





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purposes), other than tax distributions in respect of beneficiaries' income tax liability that results from the actions comprising such contribution or reorganization. The Trust shall deliver to the Agent prior to such contribution or reorganization an officers' certificate covering paragraphs (A) through (F) and the preceding sentence of this paragraph, stating that such contribution or reorganization and such agreements comply with this Agreement, and an opinion of counsel covering paragraphs (A), (D), (E) and (F) above and the preceding sentence of this paragraph.

     6.13. Sale of Assets. The Trust will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

     (i) Sales of inventory in the ordinary course of business and the sales of obsolete material or equipment in the ordinary course of business.

     (ii) Sales of equipment if 100% of the Net Cash Proceeds from the sale of any such equipment are used within 360 days of such sale to purchase equipment of comparable or greater value which is subject to the lien and security interest of the Agent or are used to repay the Loans or, if there are no Loans outstanding, to repay amounts outstanding under the 1997 Senior Unsecured Notes (and such payment shall not be considered a Default under Section 6.17), and permanently reduce the Revolving Credit Commitments by such amounts.

     (iii) Transfers of assets between Borrowers, between Guarantors and between Borrowers and Guarantors of assets.

     (iv) Leases, sales or other dispositions of its Property that, together with all other Property of the Trust and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, does not exceed $10,000,000 in aggregate amount, provided that no such lease, sale or other disposition may be made if any Default or Unmatured Default exists or would be caused thereby.

     (v) Any sale of assets by a Subsidiary if at least 85% of the total consideration received for the sale consists of cash or its equivalent or a like-kind exchange, and the Net Cash Proceeds of the sale are used within 360 days of such sale to purchase replacement assets of comparable or greater value which are subject to the lien and security interest of the Agent or are used to repay the Loans or, if there are no Loans outstanding to repay amounts outstanding under the 1997 Senior Unsecured Notes (and such payment shall not be considered a Default under Section 6.17), and permanently reduce the Revolving Credit Commitments by such amounts.

     6.14. Investments and Acquisitions. The Trust will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and





AMENDED AND RESTATED CREDIT AGREEMENT
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other Investments in, Subsidiaries), or commitments therefor, or to create any
Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

     (i) Short-term obligations of, or fully guaranteed by, the United States of America.

     (ii) Commercial paper rated A-l or better by Standard and Poor's Ratings Group, a division of McGraw Hill, Inc. or P-l or better by Moody's Investors Service, Inc.

     (iii) Demand deposit accounts maintained in the ordinary course of business.

     (iv) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

     (v) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14 hereto.

     (vi) Advances of Loans between Borrowers, between Guarantors and between Borrowers and Guarantors, subject to the requirements of Section 6.11(v).

     (vii) Capital contributions and loans by any of the Borrowers or Guarantors to one or more of the other Borrowers or Guarantors.

     (viii) Acquisitions of any Persons (including Investments made to accomplish such Acquisitions) if (a) as of the end of the fiscal quarter of the Trust immediately preceding any Acquisition and on a Pro Forma Basis, satisfactory to the Agent, giving effect to the Acquisition, the Borrowers are in compliance with all covenants contained in this Agreement and no Default or Unmatured Default then exists, (b) the total consideration for the Acquisition (including all indebtedness assumed) does not exceed $50,000,000 and (c) on a Pro Forma Basis, satisfactory to the Agent, giving effect to the Acquisition, the Borrowing Base exceeds all Indebtedness of the Borrowers outstanding under this Agreement by not less than $15,000,000.

     6.15. Liens. The Trust will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Trust or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments, judgments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books.





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     (ii)  Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Trust or the Subsidiaries.

     (v) Liens existing on the date hereof and described in Schedule 6.15 hereto but no increase in the amount secured thereby, as reduced from time to time, and Liens granted in connection with any refinancing of such indebtedness provided that the Liens are on the same assets and the indebtedness secured is not increased.

     (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

     (vii) Any Lien to secure payment of a portion of the purchase price of any tangible fixed asset acquired by any Borrower or any Guarantor may be created or suffer to exist upon such fixed asset if the outstanding principal amount of the Indebtedness is secured by such Lien does not at any time exceed the purchase price paid for such fixed asset, provided that such Lien does not encumber any other asset at any time owned by any Borrower or any Guarantor, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

     6.16. Affiliates. Section 4.9 of the Indenture executed in connection with the 1997 Senior Unsecured Debt Documents is hereby incorporated by reference, including definitions of defined terms used in Section 4.9 of the Indenture and definitions of defined terms used within such definitions, and made a part of this Agreement to the same extent as if set forth fully herein except that (i) references therein to "Issuers" shall be deemed references to "Borrowers" as defined herein, (ii) references therein to "Guarantor" and "Subsidiary" shall be deemed references to those terms as defined herein, and
(iii) reference to "Issue Date" shall be deemed references to "Effective Date".

     6.17. Modification and Prepayment of Indebtedness. The Trust will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, including without limitation any





AMENDED AND RESTATED CREDIT AGREEMENT
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1994 Subordinated Debt Document, or any 1997 Senior Unsecured Debt Document or
any Indebtedness described in Schedule 6.11, which in any case would be adverse to the Lenders or materially more burdensome to the Borrowers, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness, including without limitation the 1994 Subordinated Debt, or the 1997 Unsecured Notes, or any Indebtedness described on Schedule 6.11; provided, however, that the Borrowers may use the proceeds of Revolving Credit Loans to prepay the 1994 Senior Subordinated Debt Documents and the 1997 Senior Unsecured Debt Documents if (i) no Default or Unmatured Default then exists or would be caused thereby, as determined on a Pro Forma Basis acceptable to the Agent, and (ii) either (a) the amount of the prepayment, together with all other prepayments of Subordinated Debt subsequent to the Effective Date, does not exceed $50,000,000, or (b) the Leverage Ratio as of the end of the last fiscal quarter immediately preceding the date of such prepayment, and on the date of the prepayment, does not exceed 3.25 to 1.0 and the amount of the prepayment, together with all other prepayments of Subordinated Debt subsequent to the Effective Date, does not exceed $100,000,000.

     6.18. Sale of Accounts. The Trust will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, other than a sale by the Trust to a Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Trust or to another Wholly-Owned Subsidiary.

     6.19. Contingent Obligations and Guarantees. The Trust will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) any Guaranty and any guaranty by the Trust or any of its Subsidiaries of Indebtedness of the Trust or any of its Subsidiaries and (iii) Contingent Obligations described on
Schedule 6.19, but no increase in the amount thereof, as such amount is reduced from time to time.

     6.20. Financial Contracts. The Trust will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Hedging Agreements permitted under Section 6.11 and any other Financial Contract not entered into for purpose of market speculation.

6.21. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Trust to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Trust or any Subsidiary of the Trust, except (a) restrictions imposed by this Agreement, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on






AMENDED AND RESTATED CREDIT AGREEMENT
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

the Effective Date specified on Schedule 6.21, (d) restrictions under any acquired Indebtedness not incurred in violation of this Agreement or any agreement relating to any property, asset, or business acquired by the Trust or any of its Subsidiaries, which restrictions in each case existed at the time of an Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under the 1994 Subordinated Debt Documents or the 1997 Senior Unsecured Debt Documents provided such restriction or requirement is not materially less favorable than that imposed by this Agreement, (f) restrictions with respect solely to a Subsidiary of the Trust imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary, which are being sold, and (g) in connection with and pursuant to permitted refinancing Indebtedness, replacements of restrictions imposed pursuant to clauses (a), (c), (d) or (e) of this paragraph that are not materially less favorable than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

     6.22. Additional Covenants re: Indebtedness. Except for the agreements and instruments described in Schedule 6.22, at any time any Borrower or any Guarantor have or shall enter into or have or shall be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Borrowers shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Borrowers, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agents. In addition to the foregoing, any covenants, terms, conditions or defaults in the 1994 Subordinated Debt Documents or the 1997 Senior Unsecured Debt Documents not substantially provided for in this Agreement, or more favorable to the holders of the 1994 Subordinated Debt or the holders of the 1997 Senior Unsecured Notes, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment waiver or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.






AMENDED AND RESTATED CREDIT AGREEMENT
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     6.23. Nature of Business.  The Borrower will not, and will not permit any of the Subsidiaries, to make or suffer any change in the nature of its business from that engaged in on the Effective Date or engage in any other businesses other than those in which it is engaged on the Effective Date.

     6.24 Permitted Payments. Notwithstanding anything to the contrary in Sections 6.10, 6.14, 6.17 and 6.19, the Trust and its Subsidiaries shall be permitted to make any of the following "Permitted Payments", provided, that they do not in the aggregate exceed the sum of (x) 50% of Consolidated Net Income for the period commencing July 1, 1997 and ending on the last day of the fiscal quarter of the Trust immediately preceding the transaction in question, plus (y) $10,000,000:

     (i) dividends or distributions by the Trust or its Subsidiaries in excess of those otherwise permitted by Section 6.10;

     (ii)  Investments not otherwise permitted by Section 6.14;

     (iii) prepayments of Indebtedness otherwise prohibited by Section 6.17 (other than mandatory prepayments caused by a Change of Control and permitted pursuant to Section 2.18 and other than prepayments required by Section 6.13); and

     (iv)  Contingent Obligations otherwise prohibited by Section 6.19.

     6.25. Consolidated Net Worth. The Borrowers will maintain Consolidated Net Worth at all times of not less than the sum of $51,000,000 plus 75% of the consolidated net income (after taxes) of the Trust and its Subsidiaries, as determined in accordance with the Agreement Accounting Principles, such 75% of Consolidated Net Income to be added as of the end of each fiscal year of the Trust, provided that if such income is negative in any fiscal year, the amount added for such fiscal year shall be zero and it shall not reduce the amount to be added for any other fiscal year.

     6.26. Interest Coverage Ratio. The Borrowers will maintain an Interest Coverage Ratio of at least (a) 2.25 to 1.0 as of June 30, 1997 and as of the end of each fiscal quarter thereafter through the fiscal quarter ending September 30, 1999, and (b) 2.50 to 1.0 as of December 31, 1999 and as of the end of each fiscal quarter thereafter.

     6.27. Fixed Charge Coverage Ratio. The Borrowers will maintain a Fixed Charge Coverage Ratio of at least (a) 1.15 to 1.0 as of the end of each fiscal quarter ending in 1997 and 1998, (b) 1.20 to 1.0 as of the end of each fiscal quarter ending in 1999 and 2000 and (c) 1.25 to 1.0 as of the end of each fiscal quarter thereafter.

     6.28. Leverage Ratio. The Borrowers will maintain a ratio of consolidated Indebtedness



AMENDED AND RESTATED CREDIT AGREEMENT
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of the Trust and its Subsidiaries at such time to EBITDA, as calculated for the four most recently ended quarters as of such time (provided that for the fiscal quarter ended June 30, 1997, such EBITDA shall equal the product of EBITDA for the ten consecutive months then ending times 1.2), of not more than (i) 4.25 to
1.0 at any time from and including the Effective Date to and including December 30, 1999, (ii) 4.0 to 1.0 at any time from and including December 31, 1999 to and including December 30, 2001, and (iii) 3.75 to 1.0 on December 31, 2001, and at any time thereafter.


ARTICLE VII

DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Trust or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Facility Letter of Credit, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Trust or any of its Subsidiaries of any of the terms or provisions of Article VI, other than Sections 6.1, 6.5, 6.7, 6.8, 6.15 and 6.22.

     7.4. The breach by the Trust or any Subsidiary (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within ten days after written notice from the Agent.

     7.5. Failure of the Trust or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Trust or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Trust or any of its Subsidiaries shall be declared in default or declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Trust or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become





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due.

     7.6. The Trust or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Trust or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Trust or any of its Subsidiaries or any material portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Trust or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Trust and its Subsidiaries which, when taken together with all other Property of the Trust and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9. The Trust or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $4,000,000 or any Reportable Event shall occur in connection with any Plan, in each case which is not remedied within ten days after written notice from the Agent.

     7.11. The Trust or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to




AMENDED AND RESTATED CREDIT AGREEMENT
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Multiemployer Plans by the Trust or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $1,000,000 per annum.

     7.12. The Trust or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Trust and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

     7.13. The Trust or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Trust or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     7.14. The occurrence of any "default", as defined in any Loan Document (other than this Agreement or the Notes) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

     7.15. Except as otherwise permitted hereunder, any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor denies that it has any further liability under any Guaranty to which it is a party, or gives notice to such effect.

     7.16. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Trust or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document.

     7.17. The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions" shall at any time not be true and correct.





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     7.18.  The Trust or any Subsidiary shall fail to pay when due any amount due under, or the breach by the Trust or any Subsidiary of any term, provision or condition contained in, any Rate Hedging Obligation, operating lease Letter of Credit, obligation under sale and leaseback transaction or Contingent Obligation.

ARTICLE VIII

     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

     8.1.   Acceleration.

     (a) If any Default described in Section 7.6 or 7.7 occurs, (i) the Revolving Credit Commitment shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives and without any election or action on the part of the Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

            (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued by Issuer outstanding as of such time, over

            (B) the amount on deposit in the Letter of Credit Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by the Lenders against the Obligations.

     (b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i) the Required Revolving Credit Lenders may terminate or suspend the Revolving Credit Commitments or (ii) the Required Lenders may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives and (iii) the Required Lenders may, upon notice delivered to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to deliver (and the Borrowers will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount.




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     (c)  If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrowers to deliver (and the Borrowers will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount at such time.

     (d) The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders under the Loan Documents.

     (e) Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to the Borrowers or paid to whoever may be legally entitled thereto at such time.

     (f) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

     8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or any Borrower hereunder or waiving any Default hereunder; provided, however, (a) no such supplemental agreement shall, without the consent of the Required Revolving Credit Lenders, allow any Borrower to obtain a Revolving Credit Loan or Facility Letter of Credit if it would otherwise be unable to absent such supplemental agreement, and (b) prior to any Lender other than NBD being a Lender hereunder, the Borrowers will not unreasonably withhold their consent to any amendment to this Agreement or any Loan Documents determined by the Agent as necessary to syndicate a portion of the Revolving Credit Commitments and Advances hereunder to additional Lenders, and provided, further, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

     (i) Extend the maturity of any Loan or any Note or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.




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     (ii)  Reduce the percentage specified in the definition of Required Lenders or Required Revolving Credit Lenders.

     (iii) Extend the Termination Date or increase the amount of the Revolving Credit Commitment of any Lender hereunder, or permit any Borrower to assign its rights under this Agreement.

     (iv)  Amend this Section 8.2.

     (v) Release any Borrower or any Guarantor or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement. Notwithstanding anything herein to the contrary, any Defaulting Lender shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver and, for purposes of the determining the Required Lenders, the Revolving Credit Commitments and the Loans of such Defaulting Lender shall be disregarded and the Agent shall have the ability, but not the obligation, to replace any such Defaulting Lender with another lender or lenders.

     8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.







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ARTICLE IX

     GENERAL PROVISIONS

     9.1. Survival of Representations. All representations and warranties of each Borrower and each Guarantor contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding federal and state income taxes on the overall net income of any Lender and intangible taxes) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by any Borrower, together with interest and penalties, if any.

     9.4. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.5. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Guarantors, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Guarantors, the Agent and the Lenders relating to the subject matter thereof other than any fee agreement described in Section 10.13.

     9.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     9.7. Expenses; Indemnification. The Borrowers shall reimburse (i) the Agent for any costs, internal charges and reasonable and documented out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution, delivery, amendment, modification and administration of the Loan Documents and
(ii) the Agent, the Issuer and the Lenders for any costs, internal charges and reasonable and documented out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the




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Issuer and the Lenders, which attorneys may be employees of the Agent, the
Issuer or the Lenders) paid or incurred by the Agent, the Issuer or any Lender in connection with the collection and enforcement of the Loan Documents, any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or any insolvency or bankruptcy proceedings in respect of the Trust or any Subsidiary. Expenses being reimbursed by the Borrowers under this Section include, without limitation, the cost and expense of obtaining an appraisal of each parcel of real Property or interest in real Property described in the relevant Collateral Documents, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions. The Borrowers further agree to indemnify and hold harmless the Agent, the Issuer, each Lender and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) arising at any time, and including without limitation due to any actions or omissions before, on or after the Effective Date, which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the Bailey Acquisition, the Bailey Acquisition Documents, any other Acquisition, any matters relating to any Environmental Laws with respect to any property of any Borrower or any Guarantor, the transactions contemplated hereby or thereby, or the direct or indirect application or proposed application of the proceeds of any Advance hereunder, excluding any such losses, claims, damages, penalties, judgments, liabilities and expenses which result from the gross negligence or willful misconduct of the Agent, the Issuer or any Lender as finally determined by a court of competent jurisdiction. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

     9.8. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.9. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Trust and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Trust's audited financial statements. In the event that the Borrowers or the Required Lenders believe that there has been a change in generally accepted accounting principles from those utilized in preparing the financial statements referred to in Section 5.4 which materially affect (whether favorably or adversely) compliance under Article VI of this Agreement, each of the Lenders and the Borrowers agree to negotiate an amendment to




AMENDED AND RESTATED CREDIT AGREEMENT
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this Agreement to bring the Borrowers into substantially the same compliance with respect to Article VII immediately preceding such change in generally accepted accounting principles. If no resolution of such item or items of compliance is effected, the Borrowers and the Lenders agree, for the purposes of the disputed item or items only, to determine compliance by using Agreement Accounting Principles. The Trust will not change its fiscal year.

     9.10. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.11. Nonliability of Lenders. The relationship between the Borrowers and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Borrower's business or operations. Each Borrower and each Guarantor agree that neither the Agent nor any Lender shall have liability to any Borrower or any Guarantor (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower or any Guarantor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Lender shall have any liability with respect to, and each Borrower and each Guarantor hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by any Borrower or any Guarantor in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13. Confidentiality. Each of the Lenders and the Agent hereby agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by such Lender and the Agent in respect of non-public information as to the business of such Lender or the Agent) to keep confidential any financial reports and other information previously or from time to time supplied to it by the Borrowers hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of the Borrowers and will use such financial reports and other information only in connection with the transactions contemplated by this Agreement and for no other purpose, provided that nothing herein shall affect




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the disclosure of any such information (i) by the Agent to any Lender,
(ii) to the extent required by law (including statute, rule, regulation or judicial process), (iii) to counsel for any Lender, the Agent or to their respective accountants, each of whom shall also be bound by the confidentiality obligations set forth herein, (iv) to bank examiners and auditors and appropriate government examining authorities, (v) to any Agent or to any other Lender, (vi) to the extent necessary or appropriate in connection with any litigation to which any Lender or the Agent is a party. A determination by a Lender or the Agent as to the application of the circumstances described in the foregoing clauses (i)-(v) shall be conclusive if made in good faith.

     9.14 Limitation of Liabilities. Each Borrower (i) agrees that neither the Agent nor any Lender shall have any liability to any Borrower or any of its Subsidiaries (whether sounding in tort, contract or otherwise) for losses suffered by any Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Agent, or such Lender, and that is final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence, willful misconduct or knowing violations of law and (ii) waives, releases and agrees not to sue upon any claim against the Agent or any Lender (whether sounding in tort, contract or otherwise) except a claim based upon gross negligence, willful misconduct or knowing violations of law. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Agent nor any Lender shall have any liability with respect to, and each Borrower and each of its Subsidiaries hereby waives, releases and agrees not to sue upon any claim for, any special, indirect or consequential damages suffered by each Borrower or any of its Subsidiaries in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith.







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     ARTICLE X

     THE AGENT

     10.1. Appointment; Nature of Relationship. NBD is hereby appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this
Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

     10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; (iv) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other




AMENDED AND RESTATED CREDIT AGREEMENT
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instrument or writing furnished in connection therewith; or (v) the value, sufficiency, creation, perfection or priority of any interest in any collateral security. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower or any Guarantor to the Agent at such time, but is voluntarily furnished by any Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or the Required Revolving Credit Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders or the Required Revolving Credit lenders, as the case may be. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, in proportion to their Revolving Credit Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents




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

and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Trust referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Trust or any of its Subsidiaries in which the Trust or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning




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Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

     10.13. Agent's Fee. The Borrowers agree to pay to the Agent, for its own account, the fees agreed to by the Borrowers and the Agent from time to time.

     10.14. Collateral Management. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to the Collateral or the Collateral Documents which may be necessary
(i) to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Agreement and the other Collateral Documents; and (ii) to release portions of the Collateral from the security interests and liens imposed by the Collateral Documents in connection with any dispositions of such portions of the Collateral permitted hereby. In the event that the Borrowers or Guarantors desire to sell or otherwise dispose of any assets and such sale or disposition is permitted hereby, the Agent shall, upon timely notice from the Borrowers, release such portions of the Collateral from the security interests and liens imposed by the Collateral Documents as may be specified by the Borrowers or Guarantors in order for the relevant Borrower or Guarantor to consummate such proposed sale or disposition, provided that at or prior to the time of such proposed sale or disposition no Default or Unmatured Default shall have occurred and be continuing, including, without limitation, any Unmatured Default or Default that would arise upon consummation of such sale or disposition. For purposes of the preceding sentence, the Borrowers shall give timely notice if, not less than two Business Days prior to the date of such proposed sale or disposition, it shall furnish to the Agent an officers' certificate setting forth in reasonable detail the circumstances of such proposed sale or disposition.

     10.15. Right to Indemnity. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability and expense which may be incurred by it by reason of taking or






AMENDED AND RESTATED CREDIT AGREEMENT
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continuing to take any such action.

     10.16 Co-Agents. Each Co-Agent shall have all of the duties which may be agreed upon or assigned to it from time to time by the Agent. In the event any such duties are assigned to any Co-Agent, such Co-Agent shall be entitled to the same indemnifications and other protections and held to the same standard of care as provided in this Article X for the Agent.


ARTICLE XI

     SETOFF; RATABLE PAYMENTS

     11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Borrower or any Guarantor becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of each Borrower and each Guarantor may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


ARTICLE XII

     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in





AMENDED AND RESTATED CREDIT AGREEMENT
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compliance with Section 12.3.  Notwithstanding clause (ii) of this Section, any
Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2. Participations.

           12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

           12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Revolving Credit Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Revolving Credit Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Revolving Credit Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan.

           12.2.3. Benefit of Setoff. Each Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section
11.1 in respect of its participating interest in





AMENDED AND RESTATED CREDIT AGREEMENT
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amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.

           12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit I hereto or in such other form as may be agreed to by the parties thereto. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Revolving Credit Commitments (calculated as at the date of such assignment) or such other amount agreed to by the Agent and, with the consent of the Agent, such assignments may be of any one or more of the Revolving Credit Commitments of any Lender.

           12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit J hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Credit Commitment, and in exchange for the existing Notes




AMENDED AND RESTATED CREDIT AGREEMENT
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

which are being replaced, as adjusted pursuant to such assignment.

     12.4. Dissemination of Information. Each Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Trust and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
9.13 of this Agreement.

     12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.3.

     ARTICLE XIII

     NOTICES

     13.1. Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2. Change of Address. Any Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.






AMENDED AND RESTATED CREDIT AGREEMENT
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

     ARTICLE XIV

     CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL

     14.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF MICHIGAN.

     14.2. CONSENT TO JURISDICTION. EACH BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR MICHIGAN STATE COURT SITTING IN DETROIT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS OR ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER OR ANY GUARANTOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DETROIT, MICHIGAN.

     14.3. WAIVER OF JURY TRIAL. EACH BORROWER, EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


ARTICLE XV

THE AMENDMENT AND RESTATEMENT

     The following terms, conditions and covenants relate to this amendment and restatement of









AMENDED AND RESTATED CREDIT AGREEMENT
the Credit Agreement:

15.1 Relationship of this Agreement to the 1996 Credit Agreement. This Agreement shall become effective on the Effective Date. On the Effective Date, the outstanding Advances shall be considered a part of the Advances under this Agreement for all purposes, as if made in accordance with and pursuant to the terms of this Agreement; provided; however, that Term Loan A and Term Loan B outstanding under the 1996 Credit Agreement including all principal and accrued interest, shall be paid in full on the Effective Date. On and after the Effective Date, (i) no further fees shall accrue to the Agent or Lenders under the 1996 Credit Agreement and all fees accrued to (but excluding) the Effective Date under such agreement shall constitute accrued fees hereunder and be payable in accordance with the terms hereof and (ii) the rights and obligations of the parties hereto shall be governed solely by this Agreement, except in respect of any rights or obligations arising prior to the Effective Date which shall survive the Effective Date. All of the Advances and other Obligations are a continuation of, or replace and refund, as the case may be, the "Advances" and other "Obligations" under and as defined in the 1996 Credit Agreement, and all Advances and other Obligations shall be entitled to, and are secured by, the same Collateral with the same priority, as the "Advances" and other "Obligations" under and as defined in the 1996 Credit Agreement. This Agreement amends and restates in full the terms and provisions of the 1996 Credit Agreement and is not intended to constitute a novation or satisfaction of or a renunciation or cancellation or other discharge or the indebtedness and other liabilities and obligations created under and evidenced by the 1996 Credit Agreement.

15.2 Execution by Guarantors. The Guarantors, if any, are joining in the execution of this Agreement for the purpose of acknowledging and agreeing to the terms hereof and confirming the continued effect of the Guaranty with respect to all of the Secured Obligations (including the additions thereto pursuant to the amendments to the Credit Agreement incorporated herein), and all other obligations to be observed or performed by the Guarantor in connection with this Agreement.

15.3 References. Whenever the 1996 Credit Agreement is referred to in any note, certificate, instrument or other document executed and delivered in connection with the Credit Agreement, it shall be deemed to mean the Credit Agreement as hereby amended and restated. In all other respects, the Credit Agreement (as hereby amended and restated) and all notes, certificates, instruments and other documents executed pursuant thereto shall remain in full force and effect.


ARTICLE XVI

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall




AMENDED AND RESTATED CREDIT AGREEMENT
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constitute one agreement, and any of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by each Borrower, the Agent and Lenders and each party has notified the Agent by telex or telephone, that it has taken such action. Upon receipt of such notification by each of the other parties, the Agent shall insert the Effective Date in the final paragraph of this Agreement.

















AMENDED AND RESTATED CREDIT AGREEMENT
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     IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of July __, 1997 which shall be the Effective Date.


                                             VENTURE HOLDINGS TRUST
                                             VEMCO, INC.
                                             VENTURE INDUSTRIES CORPORATION
                                             VENTURE MOLD & ENGINEERING
                                              CORPORATION
                                             VENTURE LEASING COMPANY
                                             VEMCO LEASING, INC.
                                             VENTURE HOLDINGS CORPORATION
                                             VENTURE SERVICE COMPANY


                                             By: /s/ James E. Butler


                                             Print Name:  James E. Butler

                                             Title:  Executive Vice President
                                                     of each of the above
                                                     listed entities

                                             Address for notices for the Trust
                                             and each other Borrower:

33662 James J. Pompo Dr.
Fraser, Michigan  48026

Attention:  President

Telephone:(810) 294-1500
Telecopy:(810) 294-1960





AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment               NBD BANK, as a Lender and as Agent
$25,000,000

                                          By: /s/ Erik W. Bakker


                                          Print Name: Erik W. Bakker


                                          Title: VP


                                          611 Woodward Avenue
                                          Detroit, Michigan  48226

                                          Attention:


                                          Telephone:(313) 225-2979
                                          Telecopy:(313) 225-2290








AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment               THE FIRST NATIONAL BANK OF
$22,500,000                               CHICAGO


                                          By: /s/ Richard T. Jones


                                          Print Name: Richard T. Jones


                                          Title: Authorized Agent


One First National Plaza
Chicago, Illinois  60670-0429

                                          Attention: Kenneth Selle


                                          Telephone:(312) 732-9524

                                          Telecopy:(312) 732-7455










AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment            BHF-BANK AKTIENGESELLSCHAFT,
$22,500,000                            as a Lender and as a Co-Agent


                                       By: /s/ Linda Pace /s/ Paul Traupis


                                       Print Name: Linda Pace   Paul Traupis


                                       Title:  Vice President   Vice President


590 Madison Avenue, 30th Floor
New York, New York  10022

                                          Attention:  John Sykes

                                          Telephone:(212) 756-5543
                                          Telecopy:(212) 756-5536









AMENDED AND RESTATED CREDIT AGREEMENT
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

Revolving Credit Commitment               THE BANK OF NOVA SCOTIA,
$22,500,000                               as a Lender and as a Co-Agent


                                          By: /s/ N.D. Smith


                                          Print Name: N.D. Smith


                                          Title: Agent Operations






                                          Attention: P.L. Jackson
                                                     Sr. Loan Operations Officer


                                          Telephone: (404)877-1539
                                          Telecopy:  (404)888-8998








AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment                  THE HUNTINGTON NATIONAL BANK,
$22,500,000                                  as a Lender and as a Co-Agent


                                             By: /s/ Robert Michael Prescott


                                             Print Name: Robert Michael Prescott


                                             Title: Vice President


41 S. High Street
Columbus, Ohio  43287

                                                Attention: R. Michael Prescott


                                                Telephone:(614) 480-4039

                                                Telecopy:(614) 480-3698









AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment                     NATIONAL BANK OF CANADA
$15,000,000


                                                By: /s/ Duane K. Bedard


                                                Print Name: Duane K. Bedard


                                                Title: Vice President





                                                Attention: R. Kim Fir
                                                           Vice President


                                                Telephone: (248) 354-4800

                                                Telecopy:  (248) 354-1768







AMENDED AND RESTATED CREDIT AGREEMENT
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


Revolving Credit Commitment                THE MITSUBISHI TRUST AND
$15,000,000                                BANKING CORP., CHICAGO BRANCH


                                           By: /s/ Aaki Yamagishi


                                           Print Name: Mr. Aaki Yamagishi


                                           Title: Chief Manager


311 S. Wacker Drive, Suite 6300
Chicago, Illinois  60606

                                           Attention: Mr. Chris Strike


                                           Telephone: (312) 408-6015

                                           Telecopy:  (312) 663-0863








AMENDED AND RESTATED CREDIT AGREEMENT
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




Revolving Credit Commitment                THE LONG-TERM CREDIT BANK OF
$15,000,000                                JAPAN, LTD.


                                           By: /s/ Mark A. Thompson


                                           Print Name: Mark A. Thompson


                                           Title: Vice President & Deputy
                                                  General Manager

190 S. LaSalle Street, Suite 800
Chicago, Illinois  60603

                                           Attention:


                                           Telephone:       (312) 704-5459

                                           Telecopy:        (312) 704-8505







AMENDED AND RESTATED CREDIT AGREEMENT
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




Revolving Credit Commitment                BANK OF TOKYO-MITSUBISHI TRUST
$15,000,000                                COMPANY


                                           By: /s/ Nicholas J. Campbell, Jr.


                                           Print Name: Nicholas J. Campbell, Jr.


                                           Title: Vice President


1251 Avenue of the Americas, 12th Floor
New York, New York  10020-1104

                                           Attention: Nicholas J. Campbell, Jr.


                                           Telephone:   (212) 782-4265

                                           Telecopy:    (212) 782-4981







AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment                 BANQUE FRANCAISE DU COMMERCE
$10,000,000                                 EXTERIEUR


                                            By: /s/ Evan Kraus  /s/ Kevin Dooley


                                            Print Name: Evan Kraus  Kevin Dooley


                                            Title: Associate Vice President


645 Fifth Avenue, 20th Floor
New York, New York  10022

                                            Attention: Evan Kraus


                                            Telephone:(212) 872-5118

                                            Telecopy:(212) 872-5045






AMENDED AND RESTATED CREDIT AGREEMENT
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Revolving Credit Commitment                 IMPERIAL BANK
$10,000,000

                                            By: /s/ Ray Vadalma


                                            Print Name: Ray Vadalma


                                            Title: Senior Vice President


9920 South LaCienega Blvd., Suite 1015
Inglewood, California  90301

                                            Attention: John Farrace


                                            Telephone:(310) 417-5676

                                            Telecopy:(310) 417-5997







AMENDED AND RESTATED CREDIT AGREEMENT
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


Revolving Credit Commitment                 CITY NATIONAL BANK
$5,000,000

                                            By: /s/ George Hayrapetian


                                            Print Name: George Hayrapetian


                                            Title: Vice President




                                            Attention: George Hayrapetian


                                            Telephone:  (310)888-6114

                                            Telecopy:   (310)888-6152












AMENDED AND RESTATED CREDIT AGREEMENT
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